                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                             VALUEVISION MEDIA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433

                                                                    May 23, 2002

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of ValueVision Media, Inc., a Minnesota corporation (the "Company"), to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, on Thursday, June 20, 2002 at 9:00 a.m., central standard time.

     The enclosed Notice of Annual Meeting of Shareholders and Proxy Statement describe the matters to come before the meeting. During the meeting, we will also review the past year and comment on the upcoming year.

     We hope that you will be able to attend the meeting in person and we look forward to seeing you. Whether or not you plan to attend the meeting, please take the time to vote. You may vote via the Internet, by calling a toll-free telephone number, or by completing the enclosed proxy card and mailing it in the enclosed envelope. See the enclosed proxy card for more details on voting. Please send your proxy via the Internet, telephone, or mail as soon as possible so that your proxy is received prior to the meeting. This will assure that your shares will be represented at the meeting and voted in accordance with your wishes.

                                          Sincerely,

                                          [/s/ GENE MCAFFERY]
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                            ------------------------

                             YOUR VOTE IS IMPORTANT

     EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE POSTAGE-PAID REPLY ENVELOPE PROVIDED. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED.
                            ------------------------

                            VALUEVISION MEDIA, INC.

                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                         ------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 20, 2002
                         ------------------------------

To the Shareholders of ValueVision Media, Inc.:

     The Annual Meeting of Shareholders (the "Meeting") of ValueVision Media, Inc. (the "Company") will be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, on Thursday, June 20, 2002 at 9:00 a.m., central standard time, or at any adjournment or adjournments thereof. The Meeting is being held for the purpose of considering and taking appropriate action with respect to the following:

     1. To elect six Directors, four of whom will be elected by the holders of shares of common stock, par value $.01 per share, of the Company, voting separately as a class, and two of whom will be elected by the holders of shares of Series A Redeemable Convertible Preferred Stock, par value $.01 per share, of the Company, voting separately as a class;

     2. To approve Amendment No. 1 to the ValueVision Media, Inc. 2001 Omnibus Stock Plan;

     3. To adopt the ValueVision Media, Inc. 2002 Annual Management Incentive Plan;

     4. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2003; and

     5. To transact such other business as may properly come before the Meeting or any adjournments thereof.

     Only shareholders of record at the close of business on May 14, 2002 will be entitled to receive notice of and to vote at the Meeting or any adjournments thereof. This notice and proxy statement was first sent to shareholders on approximately May 23, 2002.

     A proxy card for the Meeting is enclosed. Whether or not you plan to attend the Meeting in person, you are requested to vote your proxy either (i) via the Internet at the address listed on the proxy card, (ii) by calling a toll-free telephone number listed on the proxy card, or (iii) by marking, signing and dating the proxy card and mailing it in the enclosed envelope. If you have returned your proxy via the Internet, telephone or mail and then attend the Meeting, you may revoke your proxy and vote in person on all matters submitted at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF EACH OF THE PROPOSALS AND IN FAVOR OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                          By Order of the Board of Directors

                                          [/s/ GENE MCAFFERY]
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

May 23, 2002

                            VALUEVISION MEDIA, INC.
                              6740 SHADY OAK ROAD
                       EDEN PRAIRIE, MINNESOTA 55344-3433
                         ------------------------------

                                PROXY STATEMENT
                                    FOR THE
                      2002 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON JUNE 20, 2002
                         ------------------------------

                              GENERAL INFORMATION

VOTING OF PROXIES

     All shares of common stock, par value $.01 per share (the "Common Stock"), of ValueVision Media, Inc., a Minnesota corporation (the "Company"), and Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company which are entitled to vote and are represented at the Meeting by properly executed proxies received via the Internet, telephone, or mail prior to the date of the Meeting or at the Meeting, and are not revoked, will be voted at such meeting and any adjournments thereof in accordance with the instructions indicated on such proxy. If no instructions are indicated, proxies will be voted on the proposals (the "Proposals") as follows:

          (1) FOR approval of Proposal Number 1 to elect six Director members of the Company's Board of Directors (each a "Director," collectively, the "Board of Directors"), four of whom will be elected by the holders of shares of Common Stock voting separately as a class and two of whom will be elected by the holders of shares of Preferred Stock voting separately as a class;

          (2) FOR approval of Proposal Number 2 to approve Amendment No. 1 to the ValueVision Media, Inc. 2001 Omnibus Stock Plan;

          (3) FOR approval of Proposal Number 3 to adopt the ValueVision Media, Inc. 2002 Annual Management Incentive Plan; and

          (4) FOR approval of Proposal Number 4 to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2003.

     If any other matters are properly presented at the Meeting for consideration, the persons named in the enclosed form of proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

SOLICITATION OF PROXIES

     The Company will bear the cost of preparing, assembling and mailing this Proxy Statement, the Annual Report and other material which may be sent to the shareholders of the Company in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of shares, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company may solicit proxies personally, by telephone, by telegram, by facsimile, by electronic mail or by special letter.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM

     Only shareholders of record at the close of business on May 14, 2002 (the "Record Date") will be entitled to vote at the Meeting or any adjournments thereof. As of the Record Date, there were 38,286,615 shares of Common Stock issued and outstanding. In addition, as of the Record Date, there were

5,339,500 shares of Preferred Stock issued and outstanding, all of which were held by GE Capital Equity Investments, Inc. ("GE Equity"). The holders of the Common Stock and the Preferred Stock will vote together as one class at the Meeting on Proposals 2, 3 and 4, with the holders of the Preferred Stock voting on an "as converted" basis (meaning such shares will be entitled to 5,339,500 votes on Proposals 2, 3 and 4). With respect to Proposal 1, the holders of the Common Stock, voting separately as a class, are entitled to elect four Directors to the Board of Directors and the holders of the Preferred Stock, voting separately as a class, are entitled to elect two Directors to the Board of Directors. The Common Stock and Preferred Stock are collectively referred to in this Proxy Statement as the "Voting Securities."

     The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Voting Securities entitled to vote at the Meeting will constitute a quorum for the combined class voting on Proposals 2, 3 and 4. With respect to Proposal 1, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of (a) the Common Stock entitled to a separate class vote on four Directors at the Meeting will constitute a quorum for purposes of such class vote, and (b) the Preferred Stock entitled to a separate class vote on two Directors at the Meeting will constitute a quorum for purposes of such class vote.

VOTES REQUIRED; EFFECT OF ABSTENTIONS AND BROKER NON-VOTES

     The affirmative vote of the holders of a majority of the outstanding shares of Voting Securities (voting as one class) present in person or by proxy and entitled to vote is required to approve, or ratify, as applicable, Proposals 2, 3 and 4, provided that the total vote cast on each such Proposal represents at least 50% of all shares of the Voting Securities entitled to vote on each such Proposal.

     With respect to Proposal 1, four Directors are to be elected by the holders of shares of Common Stock voting separately as a class and two Directors are to be elected by the holders of shares of Preferred Stock voting separately as a class. In each separate class vote, the Directors will be elected by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock, as applicable, present in person or by proxy and entitled to vote, provided that the total vote cast represents, in each case, at least 50% of all of the shares of Common Stock and Preferred Stock entitled to vote.

     A shareholder who abstains with respect to any Proposal is considered to be present and entitled to vote at the Meeting, and is in effect casting a negative vote. A shareholder who is not otherwise present and entitled to vote at the Meeting and who does not give authority to a proxy to vote on a Proposal shall not be considered present and entitled to vote on the Proposal. Accordingly, broker non-votes will not affect the outcome of the vote on a Proposal, provided that the total votes cast on such Proposal represent at least 50% of all shares entitled to vote thereon.

REVOCABILITY OF PROXIES

     The presence at the Meeting of a shareholder of the Company will not revoke his or her proxy. However, a proxy may be revoked with respect to any matter at any time before the proxy is voted on such matter by delivering to an officer of the Company written notice of such revocation or a duly executed new proxy. Such written notice of revocation or duly executed new proxy will be effective upon filing with an officer of the Company, either prior to or at the Meeting; however, a revocation or new proxy will not affect a vote on any matter that was cast prior to such filing. All written notices of revocation and other communications with respect to the revocation of proxies should be delivered to ValueVision Media, Inc., 6740 Shady Oak Road, Eden Prairie, Minnesota 55344-3433, Attention: General Counsel, or may be hand-delivered to an officer of the Company at the Meeting.

BOARD RECOMMENDATIONS

     The Board recommends a vote FOR the election of each of the nominees to the Board of Directors set forth in Proposal 1 and FOR the approval, or ratification, as applicable, of each of the other Proposals.

CHANGE OF CORPORATE NAME

     The Board of Directors decided to formally change the Company's corporate name to ValueVision Media, Inc. on April 24, 2002. On May 16, 2002, the Company effected this name change through the merger of a newly created wholly-owned subsidiary with and into the Company pursuant to Section 621 of the Minnesota Business Corporation Act.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding the beneficial ownership of securities of the Company as of May 6, 2002 based on a total of 38,286,615 shares of Common Stock and 5,339,500 shares of Preferred Stock outstanding as of such date by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock or Preferred Stock, (ii) each of the Directors and nominees for election to the Board, (iii) the Chief Executive Officer and each of the executive officers named in the Summary Compensation Table who is or was an executive officer of the Company during the year ended January 31, 2002 ("Fiscal 2001"), and (iv) all Directors and executive officers of the Company as a group. Shareholders listed below possess sole voting and investment power with respect to their shares unless otherwise indicated.

NAME AND ADDRESS                                                        NUMBER OF SHARES
(IF DIFFERENT FROM THE COMPANY)                     TITLE OF CLASS     BENEFICIALLY OWNED    PERCENT OF CLASS
-------------------------------                     --------------     ------------------    ----------------
GE Capital Equity Investments, Inc.(1)............  Common Stock           16,013,918              36.7%
120 Long Ridge Road                                 Preferred Stock         5,339,500               100%
Stamford, Connecticut 06927

National Broadcasting Company, Inc.(1)............  Common Stock           22,212,403              44.6%
30 Rockefeller Plaza                                Preferred Stock         5,339,500               100%
New York, New York 10112

General Electric Capital Corporation(1)...........  Common Stock           16,013,918              36.7%
260 Long Ridge Road                                 Preferred Stock         5,339,500               100%
Stamford, Connecticut 06927

General Electric Capital Services, Inc.(1)........  Common Stock           16,013,918              36.7%
260 Long Ridge Road                                 Preferred Stock         5,339,500               100%
Stamford, Connecticut 06927

General Electric Company(1).......................  Common Stock           16,013,918              36.7%
3135 Easton Turnpike                                Preferred Stock         5,339,500               100%
Fairfield, Connecticut 06431

National Broadcasting Company Holding, Inc.(1)....  Common Stock           16,013,918              36.7%
30 Rockefeller Plaza                                Preferred Stock         5,339,500               100%
New York, New York 10112

Gene McCaffery(2).................................  Common Stock            1,161,578               2.9%

Marshall S. Geller(3).............................  Common Stock              147,500                 *

Robert J. Korkowski(4)............................  Common Stock              194,031                 *

Paul D. Tosetti(5)................................  Common Stock              130,000                 *

R. Brandon Burgess(6).............................  Common Stock           22,212,403              44.6%
                                                    Preferred Stock         5,339,500               100%

John L. Flannery, Jr.(7)..........................  Common Stock           16,013,918              36.7%
                                                    Preferred Stock         5,339,500               100%

Richard D. Barnes(8)..............................  Common Stock              337,033                 *

Roy Seinfeld(9)...................................  Common Stock              174,167                 *

Steven Goldsmith(10)..............................  Common Stock               49,750                 *

Howard F. Fox(11).................................  Common Stock              121,500                 *

Steve Jackel(12)..................................  Common Stock                   --                 *

All Directors and executive officers as a group
  (ten persons)(13)...............................  Common Stock           24,527,962              47.3%
                                                    Preferred Stock         5,339,500               100%

---------------
  *  Less than 1%

 (1) Information with respect to GE Capital Equity Investments, Inc. ("GE Equity"), National Broadcasting Company, Inc. ("NBC"), General Electric Capital Corporation, General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. is provided in reliance upon information included in a Schedule 13D/A filed on March 15, 2002. General Electric Capital Services, Inc., General Electric Company and National Broadcasting Company Holding, Inc. disclaim beneficial ownership with respect to all shares of Common Stock and Preferred Stock. Pursuant to certain agreements, GE Equity, NBC, and General Electric Capital Corporation, as the parent company of GE Equity, may be deemed to share voting power and dispositive power with respect to 16,013,918 shares of Common Stock. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and "-- Trademark License Agreement with NBC". Common Stock shown for each entity includes 10,674,418 shares of currently outstanding Common Stock and 5,339,500 shares of Common Stock issuable upon conversion of the 5,339,500 shares of Preferred Stock shown for such entity. In addition, Common Stock shown for NBC includes 6,198,485 shares issuable upon exercise of certain warrants. See "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC".

 (2) Represents options to purchase 1,161,578 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (3) Includes options to purchase 57,500 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (4) Includes options to purchase 57,500 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (5) Includes options to purchase 120,000 shares of Common Stock that are presently exercisable or will become exercisable within 60 days, of which options to purchase 100,000 shares of Common Stock, as well as 10,000 shares of currently outstanding Common Stock, are held in a trust in which Mr. Tosetti has a beneficial interest.

 (6) As an officer of NBC, Mr. Burgess may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by NBC. See note (1) above. Mr. Burgess disclaims beneficial ownership of 22,212,403 shares of Common Stock and 5,339,500 shares of Preferred Stock which are beneficially owned by NBC.

 (7) As an officer of GE Equity, Mr. Flannery may be deemed to have beneficial ownership of all shares of the Company that are beneficially owned by GE Equity. See note (1) above. Mr. Flannery disclaims beneficial ownership of 16,013,918 shares of Common Stock and 5,339,500 shares of Preferred Stock which are beneficially owned by GE Equity.

 (8) Includes options to purchase 334,533 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

 (9) Represents options to purchase 174,167 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(10) Represents options to purchase 49,750 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(11) Represents options to purchase 121,500 shares of Common Stock that are presently exercisable or will become exercisable within 60 days.

(12) Mr. Jackel retired from the Company effective July 18, 2001.

(13) Shares of Common Stock and Preferred Stock include (i) 2,076,528 shares of Common Stock covered by options that are presently exercisable or will become exercisable within 60 days, and (ii) shares of Common Stock and Preferred Stock beneficially owned by certain Directors who have disclaimed such beneficial ownership (see notes (6) and (7) above). Includes all Directors and executive officers of the Company as of the Record Date.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Six Directors will be elected at the Meeting, four of whom (Messrs. McCaffery, Geller, Korkowski and Tosetti) will be voted upon and elected by the holders of shares of Common Stock voting separately as a class and two of whom (Messrs. Burgess and Flannery) will be voted upon and elected by the holders of shares of Preferred Stock voting separately as a class. Each Director will hold office until the next annual meeting of shareholders of the Company and until his or her successor is elected and shall have qualified, or his or her earlier resignation or removal. All of the persons listed below have consented to serve as a Director, if elected.

     The following table sets forth information concerning the persons who are nominated for election to the Board of Directors.

                                                DIRECTOR
                NAME                     AGE     SINCE         POSITIONS CURRENTLY HELD WITH THE COMPANY
                ----                     ---    --------       -----------------------------------------
Gene McCaffery.......................    54       1998      Chairman of the Board, Chief Executive Officer
                                                            and President
Marshall S. Geller...................    63       1993      Director
Robert J. Korkowski..................    61       1993      Director
Paul D. Tosetti......................    47       1996      Director
R. Brandon Burgess(1)................    34       2002      Director
John L. Flannery, Jr.(1).............    40       1999      Director

-------------------------
(1) Messrs. Burgess and Flannery are the nominees of the holders of shares of Preferred Stock.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF COMMON STOCK

Gene McCaffery

     Mr. McCaffery joined the Company in March 1998, was named Chief Executive Officer in June 1998 and President and Chairman of the Board in February 1999. Mr. McCaffery spent 14 years at Montgomery Ward & Co., Incorporated ("Montgomery Ward"), a department store retailer, most recently through 1995 as Senior Executive Vice President of Merchandising Marketing, Strategic Planning and Credit Services. In July 1997 and in December 2000, Montgomery Ward filed for reorganization under Chapter 11 of the Federal bankruptcy laws. From 1994 to 1996, Mr. McCaffery also served as Vice Chairman of The Signature Group, one of the nation's largest direct marketing companies. From March 1996 to March 1998, Mr. McCaffery served as Chief Executive Officer and managing partner of Marketing Advocates, a celebrity-driven product and service development company based in Los Angeles, California and Chicago, Illinois. Mr. McCaffery served as an infantry officer in Vietnam and was appointed as Civilian Aid to the Secretary of the Army by President George Bush Sr. in 1991, serving until 2000.

Marshall S. Geller

     Mr. Geller has been a Director since May 1993 and was Vice Chairman of the Board of Directors from August 1994 until July 1999. Mr. Geller is Co-Founder and Senior Manager of St. Cloud Capital Partners LP, a Small Business Investment Company formed in December 2001. He is also Chairman of the Board, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in November 1995. From 1991 to October 1995, Mr. Geller was the Senior Managing Partner and Founder of Golenberg & Geller, Inc., a merchant banking investment company. Mr. Geller has spent more than 35 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns and Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as a director on the boards of the following companies: Ballantyne of Omaha, Inc., Concepts Direct, Inc., Hexcel Corporation and GP Strategies Corporation. Mr. Geller also serves on the Dean's Advisory Council for the College of Business & Economics at California State University, Los Angeles.

Robert J. Korkowski

     Mr. Korkowski has been a Director since May 1993. From 1989 to his retirement in 1996, Mr. Korkowski was the Senior Vice President of Finance and a Director of Opus Corporation, a privately held real estate developer and construction company. From 1986 to 1989, Mr. Korkowski was the Vice President and Chief Financial Officer of National Computer Systems, Inc., a publicly-held information systems company. From 1974 to 1986, Mr. Korkowski was Executive Vice President and Chief Financial Officer of G. Heileman Brewing Company.

Paul D. Tosetti

     Mr. Tosetti has been a Director since August 1996 and is a partner in the Los Angeles office of the law firm of Latham & Watkins, a position he has held since 1989. Mr. Tosetti has been associated with Latham & Watkins since 1982, and is Co-Chairman of that firm's Global Mergers and Acquisitions group and a member of its Corporate Department. His principal areas of practice specialization are mergers and acquisitions and corporate finance.

NOMINEES FOR ELECTION BY HOLDERS OF SHARES OF PREFERRED STOCK

R. Brandon Burgess

     Mr. Burgess has been a Director since February 2002. Mr. Burgess, as the director nominee of NBC, replaced the previous NBC nominee on the Board of Directors, Mark W. Begor.

     Mr. Burgess has been a Director since February 2002 and has been the Executive Vice President of Business Development for NBC, a diverse international media company, since January 2002. From 2000 to January 2002, Mr. Burgess served as Vice President and Chief Financial Officer of Business Development and New Media for NBC. From 1999 to 2000, Mr. Burgess served as Vice President and Chief Financial Officer for the NBC Television Network, and from 1998 to 1999 he served as Director of Business Development and International Business for NBC. Prior to joining NBC, Mr. Burgess worked as the manager of Corporate Strategy and Mergers and Acquisitions of Pepsico, Inc., a beverage company, from 1995 to 1998.

John L. Flannery, Jr.

     Mr. Flannery has been a Director since July 1999 and has been the President and Chief Executive Officer of GE Equity since February 2002, with the responsibility for GE Equity's global investments. GE Equity is the private equity arm of General Electric Company and General Electric Capital Corporation, and has investment teams throughout Europe, Asia and Latin America, in addition to North American operations. From August 1999 until February 2002, Mr. Flannery was the Managing Director, Media/Consumer Group of GE Equity. From January 1997 to August 1999, Mr. Flannery served as GE Equity's Managing Director for Latin America, where he started GE Equity's Latin American activities. From January 1997 to August 1999, Mr. Flannery was also President of GE Capital Argentina/Chile. From 1994 until December 1996, Mr. Flannery served as Senior Vice President and Manager of Domestic Equity for GE Equity. Mr. Flannery joined General Electric Company in 1987 and has held a variety of positions in its leveraged finance and equity investment units since that time.

     All shares represented by proxies will be voted FOR the election of the foregoing nominees unless a contrary choice is specified. If one or more of these nominees become unable or unwilling to serve at the time of the Meeting, the shares represented by proxy will be voted for the remaining nominees and for any substitute nominees designated by the Board of Directors or, if none, the size of the Board of Directors may be reduced accordingly. The Board of Directors does not anticipate that any nominee will be unavailable or unable to serve.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The business and affairs of the Company are managed by the Board of Directors, which held 11 meetings during Fiscal 2001. Committees established and maintained by the Board of Directors include the Audit Committee, the Compensation Committee and the Nominating Committee. During Fiscal 2001, each Director attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and total number of meetings held by all committees of the Board of Directors on which he served.

Audit Committee

     The Audit Committee consisted of three independent, non-employee directors in Fiscal 2001, Messrs. Flannery, Korkowski and Tosetti. The Audit Committee held two meetings during Fiscal 2001. The Audit Committee assists the Board of Directors in carrying out its oversight responsibilities for the Company's financial reporting process, audit process and internal controls. The Audit Committee reviews the audited financial statements of the Company and recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K and the selection of the independent public accountants to audit the books and records of the Company. On April 24, 2002, the Board of Directors adopted amendments to its Audit Committee Charter, and that Charter continues to comply with the standards set forth in Securities and Exchange Commission regulations and the Nasdaq Stock Market's independent director and Audit Committee listing standards. The amended and restated Audit Committee Charter is attached to this Proxy Statement as Appendix A.

     The rules of the NASD, to which the Company is subject, require among other things that the Audit Committee be comprised solely of independent directors. Messrs. Korkowski and Tosetti are "independent" as that term is defined in the applicable listing standards; however, due to Mr. Flannery's employment with GE Equity, which may be considered an affiliate of the Company, Mr. Flannery may not fall within the NASD rule's definition of "independent". Nonetheless, the Board of Directors has determined, as permitted under such rules, that Mr. Flannery's appointment to the Audit Committee is required by the best interests of the Company and its shareholders. In making this determination, the Board of Directors took into consideration, among other things, Mr. Flannery's extensive knowledge of and experience with financial reporting and accounting as well as the Company's obligation to appoint at least one of the Directors elected by the holders of the Preferred Stock to the Audit Committee.

Compensation Committee

     The Compensation Committee, which consisted of Messrs. Begor, Geller and Tosetti in Fiscal 2001, held one meeting during Fiscal 2001. The Compensation Committee reviews the Company's remuneration policies and practices, and makes recommendations to the Board of Directors in connection with compensation matters concerning the Company. In February 2002, Mr. Burgess replaced Mr. Begor on the Compensation Committee, and in April 2002, Mr. Korkowski replaced Mr. Tosetti.

Nominating Committee

     The Board of Directors established a Nominating Committee on May 14, 2002. The Nominating Committee advises and makes recommendations to the Board of Directors on all matters concerning the selection of candidates as nominees for election as directors. The Committee consists of Messrs. Korkowski and Geller. The Nominating Committee has recommended to the Board of Directors that each of the nominees listed for election to the Board of Directors in Proposal 1 be elected to the Board of Directors.

     This Committee will consider persons recommended by shareholders in selecting nominees for election to the Board of Directors. Shareholders who wish to suggest qualified candidates should write to: ValueVision Media, Inc., 5740 Shady Oak Road, Eden Prairie, Minnesota 55343, Attention: Nominating Committee, c/o General Counsel. All recommendations should state in detail the qualification of such persons for consideration by the Committee and should be accompanied by an indication of the person's willingness to serve.

                             DIRECTOR COMPENSATION

     For Fiscal 2001, the Company paid certain of its non-employee Directors, Messrs. Geller, Korkowski and Tosetti, an annual retainer of $30,000 each (paid quarterly on a pro rata basis), plus $500 for each Board of Directors and Committee meeting attended and $1,000 per quarter for serving as Chairman of a Committee of the Board. The Board of Directors has resolved to grant options to purchase 10,000 shares of Common Stock per year to each non-employee Director in consideration for the Director's service on the Company's Board. The Company reimburses all non-employee Directors for costs and expenses in connection with their attendance at Board of Directors and committee meetings. Although annual option grants were not made to Directors during Fiscal 2000, during Fiscal 2001 two separate grants of fully exercisable options to purchase 10,000 shares of Common Stock per grant at a per share exercise price of $16.625 and $23.21, respectively, were granted to the following non-employee Directors: Messrs. Korkowski, Tosetti and Geller. Additionally, identical options were granted to each of GE Equity and NBC, on behalf of Messrs. Flannery and Begor, respectively.

                THE BOARD OF DIRECTORS BELIEVES THE ELECTION TO
             THE BOARD OF DIRECTORS OF THE NOMINEES SET FORTH ABOVE
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
         AND RECOMMENDS A VOTE "FOR" APPROVAL OF EACH OF THE NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain summary information with respect to compensation earned during the fiscal years ended January 31, 2002, 2001, and 2000, for the Company's (i) Chief Executive Officer, (ii) four other most highly compensated executive officers who were serving as executive officers on January 31, 2002, and (iii) one former executive officer whose salary and bonus exceeded $100,000 during the Company's fiscal year ended January 31, 2002. In Fiscal 2001, the Company offered to its executive managers and other eligible employees of the Company a choice of receiving Company stock options in lieu of cash for a portion of the bonuses earned during Fiscal 2001. If and to the extent the executive officers named below elected to receive options in lieu of a portion of a cash bonus, the bonus and long-term compensation columns in the table below opposite such officer's name are adjusted accordingly.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                   ------------
                                         -------------------------------------------------     SECURITIES
                                         FISCAL                             OTHER ANNUAL       UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR     SALARY       BONUS      COMPENSATION(7)    OPTIONS/SARS
      ---------------------------        ------    ------       -----      ---------------    ------------
                                                     ($)         ($)             ($)              (#)
Gene McCaffery(1)......................   2001     792,182    1,082,778         43,113           74,078
  Chairman of the Board,                  2000     788,336    1,020,250         99,301          450,000
  Chief Executive Officer and President   1999     541,667      678,000         60,412          100,000
Richard D. Barnes(2)...................   2001     332,500       35,000          6,000           61,200
  Chief Operating Officer,                2000     319,385       60,000        103,312          125,000
  Chief Financial Officer,                1999      86,923       50,000          6,417          200,000
  Executive Vice President
Roy Seinfeld(3)........................   2001     300,000       50,000         22,139               --
  Senior Vice President,                  2000     109,615       50,000         59,501          250,000
  Programming Sales                       1999          --           --             --               --
Steven Goldsmith(4)....................   2001     263,846           --         86,646          167,250
  Senior Vice President,                  2000          --           --             --               --
  General Merchandise Manager             1999          --           --             --               --

                                                                                               LONG-TERM
                                                                                              COMPENSATION
                                                        ANNUAL COMPENSATION                   ------------
                                         -------------------------------------------------     SECURITIES
                                         FISCAL                             OTHER ANNUAL       UNDERLYING
      NAME AND PRINCIPAL POSITION         YEAR     SALARY       BONUS      COMPENSATION(7)    OPTIONS/SARS
      ---------------------------        ------    ------       -----      ---------------    ------------
                                                     ($)         ($)             ($)              (#)
Howard F. Fox(5).......................   2001     257,308           --         55,671           11,500
  Senior Vice President,                  2000     161,538       70,000         36,487          150,000
  Operations/Customer Service             1999          --           --             --               --
Steve Jackel(6)........................   2001     355,962       46,154         85,689               --
  President -- TV Home Shopping           2000     397,679       90,000        195,702           75,000
  Operations                              1999     197,115       44,231         41,353          225,000

-------------------------
(1) Other annual compensation for Fiscal 2001 included $39,829 for relocation and commuting expenses and $3,284 for automobile expenses.

(2) Mr. Barnes commenced employment with the Company on November 29, 1999. Other annual compensation for Fiscal 2001 included $6,000 for automobile expenses.

(3) Mr. Seinfeld commenced employment with the Company on July 31, 2000. Other annual compensation for Fiscal 2001 included $16,739 for relocation expenses and $5,400 for automobile expenses.

(4) Mr. Goldsmith commenced employment with the Company on February 12, 2001. Other annual compensation for Fiscal 2001 included $80,300 for relocation and commuting expenses and $6,346 for automobile expenses.

(5) Mr. Fox commenced employment with the Company on May 22, 2000. Other annual compensation for Fiscal 2001 included $49,071 for relocation expenses and $6,600 for automobile expenses.

(6) Other annual compensation for Fiscal 2001 included $68,216 for relocation and commuting expenses, $12,300 for temporary housing expenses and $5,173 for automobile expenses. Mr. Jackel resigned as an executive officer of the Company effective July 18, 2001.

(7) Disclosure is not required by applicable SEC rules where the aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of total salary and bonus for any of the named executives.

                     (the remainder of this page is blank)

            OPTION GRANTS DURING FISCAL YEAR ENDED JANUARY 31, 2002

     The following table sets forth information with respect to options to purchase shares of Common Stock granted during Fiscal 2001 to each of the executive officers in the Summary Compensation Table above. No stock appreciation rights ("SARs") were granted to any of the persons listed on the table below during Fiscal 2001.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                          POTENTIAL
                                                                                      REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL
                        NUMBER OF     PERCENT OF TOTAL                                 RATES OF STOCK
                        SECURITIES      OPTIONS/SARS                                 PRICE APPRECIATION
                        UNDERLYING       GRANTED TO      EXERCISE OR                FOR OPTION TERM($)(5)
                       OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ---------------------
NAME                    GRANTED(#)     FISCAL YEAR(1)      ($/SH)         DATE       5%($)       10%($)
----                   ------------   ----------------   -----------   ----------    -----       ------
Gene McCaffery.......     74,078             5.9%           11.44(2)    3/14/2006   532,865    1,350,385
Richard D. Barnes....      5,100             0.4%           11.44(2)    3/14/2006    23,748       55,342
                          40,000             3.2%           12.94(3)     4/5/2009   210,683      490,980
                          16,100             1.3%           16.50(4)    4/15/2007   108,146      252,027
Roy Seinfeld.........         --              --               --              --        --           --
Steven Goldsmith.....    150,000            12.0%           10.69(3)    3/20/2009   652,663    1,520,983
                          17,250             1.4%           16.50(4)    4/15/2007   115,871      270,029
Howard F. Fox........     11,500             0.9%           16.50(4)    4/15/2007    77,247      180,019
Steve Jackel.........         --              --               --              --        --           --

-------------------------
(1) Percentage calculations in this column are based solely on the number of options granted to employees of the Company and do not take into account options granted to non-employee consultants or Directors.

(2) Options were granted at an exercise price equal to the fair market value of the Common Stock on the date of grant and were vested at the time of grant. These options will expire after five years or, if earlier, three months from the date of termination of employment.

(3) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vest one-third on each of the next three grant date anniversaries. Such options will expire five years after vesting or, if earlier, three months from the date of termination of employment.

(4) Options were granted at an exercise price equal to the fair market value of a share of Common Stock on the date of grant and vested on April 15, 2002. Such options will expire five years after vesting or, if earlier, three months from the date of termination of employment.

(5) The amounts shown in these columns are the result of calculations at assumed annual rates required by the SEC and are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

     The following table sets forth information as of January 31, 2002 with respect to the unexercised options held by each of the executive officers named in the Summary Compensation Table above.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                                       OPTIONS/SARS AT            OPTIONS/SARS AT
                                                                     JANUARY 31, 2002(#)        JANUARY 31, 2002($)
                                                                    ----------------------    -----------------------
                                 SHARES ACQUIRED       VALUE            (EXERCISABLE/              (EXERCISABLE/
            NAME                 ON EXERCISE(#)     REALIZED($)         UNEXERCISABLE)           UNEXERCISABLE)(1)
            ----                 ---------------    -----------         --------------           -----------------
Gene McCaffery...............             0                 0         1,086,578/337,500                12,902,844/0
Richard D. Barnes............             0                 0           267,600/118,600             220,336/455,320
Roy Seinfeld.................             0                 0            166,666/83,334             740,830/370,420
Steven Goldsmith.............             0                 0                 0/167,250                 0/1,259,820
Howard F. Fox................             0                 0            100,000/61,500             444,500/248,930
Steve Jackel.................        55,606           487,973                 225,000/0                   474,375/0

-------------------------
(1) The dollar amount represents the positive spread between the exercise price of the options and the closing price per share of the Common Stock on the Nasdaq National Market of $18.82 on January 31, 2002.

EMPLOYMENT AGREEMENTS

Gene McCaffery

     Effective December 2, 1999, the Company entered into an amended and restated employment agreement with Mr. McCaffery, which was thereafter amended as of October 9, 2000 (as amended, the "McCaffery Employment Agreement"), amending and restating Mr. McCaffery's previous employment agreement except with respect to the issuance of options to purchase Common Stock thereunder. Pursuant to the McCaffery Employment Agreement, Mr. McCaffery serves as the President and Chief Executive Officer of the Company until April 1, 2004, and will receive a base salary of $750,000 during the period from December 2, 1999 until March 31, 2001, which shall thereafter increase by $50,000 per annum on each of April 1, 2001, 2002 and 2003. In addition, Mr. McCaffery received a signing bonus of $300,000 in connection with the execution and delivery of the agreement prior to its amendment, and a $500,000 bonus (subject to repayment in the event of certain early termination events) on execution of the amendment to the McCaffery Employment Agreement dated as of October 9, 2000, and receives a $600 monthly automobile allowance. The McCaffery Employment Agreement provides for bonus salary of up to 100% of the base salary, which may be earned only upon the Company meeting certain operating income, revenue and stock performance criteria. In addition, pursuant to the McCaffery Employment Agreement, Mr. McCaffery was issued fully vested stock options to acquire 100,000 shares of Common Stock, with an exercise price equal to $40.5625 per share, the last trading price of a share of Common Stock on December 1, 1999, and options to purchase an additional 450,000 shares of Common Stock, with an exercise price of $22.50 per share, the last trading price of a share of Common Stock on October 8, 2000, which options shall vest as to 37,500 such shares on each July 1st, October 1st, January 1st and April 1st during the term commencing on July 1, 2001 and ending on April 1, 2004. Also, the McCaffery Employment Agreement provides for Mr. McCaffery to receive a retention bonus of $1,000,000 on each of two separate occasions in the event Mr. McCaffery (i) remains employed through March 31, 2001 (the first occasion), which amount has been paid, and thereafter throughout the period from April 1, 2001 through April 1, 2004 (the second occasion), (ii) is discharged without Cause, or (iii) resigns for Employer Cause or following a Change in Control, as such terms are defined in the McCaffery Employment Agreement. In addition, the McCaffery Employment Agreement provides that the Company grant to Mr. McCaffery a line of credit in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery.

     The McCaffery Employment Agreement generally provides that Mr. McCaffery may not compete against the Company for six months after his employment is terminated. In addition, in the event of a Change of Control, Mr. McCaffery's employment can be terminated by the Company or Mr. McCaffery in certain circumstances. In the event of such a termination, Mr. McCaffery would be entitled to receive the base salary and bonus salary remaining to be paid through the end of the term of the McCaffery Employment Agreement, together with accrued benefits.

Richard D. Barnes

     Effective October 19, 1999, the Company entered into a three-year employment agreement with Mr. Barnes, which agreement was subsequently amended on April 5, 2001 to extend the term for an additional year (as amended, the "Barnes Employment Agreement"), pursuant to which Mr. Barnes serves as the Executive Vice President and Chief Financial Officer of the Company. Mr. Barnes was appointed Executive Vice President in December 2000 and was appointed Chief Operating Officer in July 2001. The Barnes Employment Agreement provides that Mr. Barnes receives a base salary of at least $240,000 per year with performance reviews to be conducted annually, a monthly automobile allowance of $500 per month and reimbursement for moving expenses. The Barnes Employment Agreement also provides for bonus salary of at least $50,000 per year and up to $200,000 per year, depending upon whether the Company meets certain operating income criteria. On January 21, 2002, the Barnes Employment Agreement was amended to eliminate the obligation of the Company to make a minimum bonus payment to Mr. Barnes and to replace the formula under which his bonus is calculated with a bonus up to the same amount determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. In addition, pursuant to the Barnes Employment Agreement, Mr. Barnes was issued stock options to acquire 200,000 shares of Common Stock, with an exercise price equal to $26.688 per share, the last trading price of a share of Common Stock on October 18, 1999. The options vest one-third upon grant and one-third upon each of the first and second anniversaries of the grant date. The Barnes Employment Agreement generally provides that Mr. Barnes may not compete against the Company for twelve months after his employment is terminated. Mr. Barnes' current base salary is $350,000 and he has subsequently been granted options to acquire an additional 186,200 shares of Common Stock.

Roy Seinfeld

     Effective July 31, 2000, the Company entered into a two-year employment agreement with Mr. Seinfeld, which agreement was subsequently amended on December 19, 2001 to extend the term for an additional year (as amended, the "Seinfeld Employment Agreement"), under which Mr. Seinfeld serves as the Senior Vice President -- Programming Sales of the Company. The Seinfeld Employment Agreement provides that Mr. Seinfeld receives a base salary of at least $300,000 per year, a monthly automobile allowance of $500 per month and reimbursement for moving expenses. The Seinfeld Employment Agreement also provides for bonus salary of up to $200,000 per year, depending on criteria mutually agreed to by Mr. Seinfeld and the Chairman of the Board of Directors, with the first $50,000 of the bonus guaranteed for the first full year of the agreement. On January 21, 2002, the Seinfeld Employment Agreement was amended to replace the formula under which his bonus is calculated with a bonus up to the same amount but determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. In addition, Mr. Seinfeld received a signing bonus of $50,000 when he began work. The Seinfeld Employment Agreement also provides Mr. Seinfeld with a right to receive at least one year's salary and bonus in the event his employment with the Company is terminated in certain circumstances and generally provides that Mr. Seinfeld may not compete against the Company for six months after his employment is terminated. Mr. Seinfeld's current base salary is $300,000 and he has subsequently been granted options to acquire 250,000 shares of Common Stock.

Steven Goldsmith

     Effective February 12, 2001, the Company entered into a three-year employment agreement with Mr. Goldsmith (as amended, the "Goldsmith Employment Agreement"), under which Mr. Goldsmith serves as the Senior Vice President and General Merchandise Manager of the Company. The Goldsmith Employment Agreement provides that Mr. Goldsmith receives a base salary of at least $280,000 per year, a monthly automobile allowance of $550 per month and reimbursement for moving expenses. The Goldsmith Employment Agreement also provides for bonus salary of up to $150,000 per year based on the achievement by the Company of certain operating profits, with the first $50,000 of the bonus guaranteed for Fiscal 2001. On January 21, 2002, the Goldsmith Employment Agreement was amended to eliminate the obligation of the Company to make a minimum bonus payment to Mr. Goldsmith and to replace the formula under which his bonus is calculated with a bonus up to the same amount but determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. The Goldsmith Employment Agreement also provides Mr. Goldsmith with a right to receive at least one year's salary and bonus in the event his employment with the Company is terminated in certain circumstances and generally provides that Mr. Goldsmith may not compete against the Company for six months after his employment is terminated. Mr. Goldsmith's current base salary is $280,000 and he has subsequently been granted options to acquire 167,250 shares of Common Stock.

Howard F. Fox

     Effective May 22, 2000, the Company entered into a three-year employment agreement with Mr. Fox (as amended, the "Fox Employment Agreement"), under which Mr. Fox serves as the Senior Vice President of Operations/Customer Service of the Company. The Fox Employment Agreement provides that Mr. Fox receives a base salary of at least $240,000 per year, a monthly automobile allowance of $550 per month and reimbursement for moving expenses. The Fox Employment Agreement also provides for bonus salary of up to $100,000 per year based on the achievement by the Company of certain operating profits, with the first $25,000 of the bonus guaranteed for each year during the term of the agreement. In addition, Mr. Fox received a signing bonus of $25,000 when he began work. On January 21, 2002, the Fox Employment Agreement was amended to replace the formula under which his bonus is calculated with a bonus up to the same amount but determined according to criteria specified at the beginning of each fiscal year by the Chairman of the Board of Directors based on the achievement by the Company of financial targets reviewed by the Board of Directors. The Fox Employment Agreement also provides Mr. Fox with a right to receive at least one year's salary and bonus in the event his employment with the Company is terminated in certain circumstances and generally provides that Mr. Fox may not compete against the Company for six months after his employment is terminated. Mr. Fox's current base salary is $265,000 and he has subsequently been granted options to acquire 161,500 shares of Common Stock.

SEPARATION AGREEMENT WITH STEVE JACKEL

     Effective July 18, 2001, the Company and Steve Jackel entered into a separation agreement under which the employment agreement between Mr. Jackel and the Company was terminated and Mr. Jackel resigned as an officer and employee of the Company. In consideration for his resignation from the Company, his agreement to provide additional consulting services to the Company, and the release of any claims he may have against the Company, the Company agreed to pay to Mr. Jackel an amount equal to the sum of his base salary and bonus which would otherwise have been payable through the end of the term of his employment agreement (approximately $189,615) and fifty percent of the bonus otherwise payable to Mr. Jackel for Fiscal 2001, and to continue to provide certain health care benefits through December 31, 2001.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions on compensation of the Company's executives generally have been made by the Compensation Committee. During Fiscal 2001, the Compensation Committee consisted of three non-employee Directors, Mark W. Begor, Paul D. Tosetti and Marshall S. Geller. During Fiscal 2001, Mr. Begor was an executive officer of NBC, the largest shareholder of the Company, and Mr. Tosetti is a partner at Latham & Watkins, a law firm that provides legal services to the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. Pursuant to rules designed to enhance disclosure of the Company's policies toward executive compensation, set forth below is a report prepared by the Compensation Committee addressing the compensation policies for the Company and its subsidiaries for Fiscal 2001 as they affected the Company's executive officers.

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that integrate pay with the Company's annual objectives and long-term goals, reward above-average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be consistent with others in the Company's industry.

     The elements in the Company's executive compensation program, all determined by individual and corporate performance, are base salary compensation, annual incentive compensation, stock options and miscellaneous benefits and perquisites (consisting primarily of a car allowance and customary life and health benefits). Total compensation opportunities are generally competitive with those offered by employers of comparable size, growth and profitability in the Company's industry.

     Base salary compensation is determined by the potential impact the individual has on the Company, the skills and experiences required by the job, and the performance and potential of the incumbent in the job. Annual incentive compensation for executives of the Company is based primarily on corporate operating results and revenue growth and the Company's positioning for future results, but also includes an overall assessment of executive management's performance, as well as market conditions. Awards of stock grants under the Second Amended 1990 Stock Option Plan (the "1990 Plan"), the 1994 Executive Stock Option and Compensation Plan (as amended, the "1994 Plan") and the 2001 Omnibus Stock Plan are designed to promote the identity of long-term interests between the Company's executives and its shareholders and assist in the retention of executives. The 1990 Plan and the Company's 2001 Omnibus Stock Plan also permit the granting of stock options to key personnel. Options become exercisable based upon criteria established by the Company. During Fiscal 2001, option grants were made to the following executive officers of the Company: options to acquire 74,078 shares of Common Stock were granted to Mr. McCaffery; options to acquire 61,200 shares of Common Stock were granted to Mr. Barnes; options to acquire 167,250 shares of Common Stock were granted to Mr. Goldsmith; and options to acquire 11,500 shares of Common Stock were granted to Mr. Fox.

     The Compensation Committee surveys employee stock option programs of companies with similar capitalization to the Company prior to recommending the grant of options to purchase shares of Common Stock to executives. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of a share of Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is determined by each individual executive and not by the Compensation Committee. Accordingly, when the Committee recommends that an option be granted to an executive, that recommendation does not take into account any gains realized that year by that executive as a result of his or her individual decision to exercise an option granted in a previous year. The Board believes that the option grants with deferred vesting to executive officers are important in retaining executive officers and providing them with incentives consistent with the shareholders' objectives for appreciation in the value of the Common Stock.

     Mr. McCaffery's base salary and incentive award for Fiscal 2001 were determined by the Compensation Committee in accordance with his existing employment agreement and the methodology described above. The Compensation Committee believes that the continued growth, expansion and profitability of the Company during Fiscal 2000 were due in large part to Mr. McCaffery's leadership and direction. Therefore, the Compensation Committee determined Mr. McCaffery's total base salary for Fiscal 2001 at $792,182. Mr. McCaffery also received a grant of options to purchase 74,078 shares of Common Stock.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer or any of the four other most highly compensated executive officers. The Board of Directors and the Committee intend that any grants of options or performance units under the 2001 Omnibus Stock Plan, as proposed to be amended in Proposal 3, and awards made under the Company's 2002 Annual Management Incentive Plan proposed to be adopted by the Company's shareholders in Proposal 4, meet the requirements of Section 162(m). The Committee believes, however, that in order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, it would be inadvisable to adopt a strict policy of compliance with Section 162(m) in all cases. The Committee will continue to consider future opportunities for compliance with Section 162(m) that it feels are in the best interests of the Company and its shareholders.

Compensation Committee

     R. Brandon Burgess
     Paul D. Tosetti
     Marshall S. Geller

BOARD AUDIT COMMITTEE REPORT

     The Audit Committee (i) reviewed and discussed the Company's audited financial statements for the year ending January 31, 2002 and significant accounting issues with the Company's management and with the Company's independent accountants; (ii) discussed with the Company's independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements; and
(iii) received and discussed the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Statement No. 1 (independence discussions with audit committees) which relates to the accountants' independence from the Company. Based on the review and discussions with management and the independent accountants, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ending January 31, 2002 for filing with the SEC.

     Management has advised the Audit Committee that for the year ended January 31, 2002, the Company paid fees to Arthur Andersen LLP for services in the following categories:

Audit Fees.....................  $125,000
All Other Fees.................  $297,500

     All Other Fees in the foregoing table include $40,500 primarily for consulting fees incurred for acquisition due diligence matters, and $257,000 for state and federal tax advice and tax return assistance. The Audit Committee has considered and determined that the provision of the non-audit services noted in the foregoing table is compatible with maintaining Arthur Andersen's independence. As noted under Proposal No. 4 below, the Board of Directors, on the recommendation of the Audit Committee, terminated the engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP as the independent accountants for the Company effective as of May 16, 2002.

Audit Committee

     John L. Flannery, Jr.
     Robert J. Korkowski
     Paul D. Tosetti

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of January 31, 2002 for compensation plans under which equity securities may be issued.

                                                   (A)                     (B)                       (C)
                                           --------------------    --------------------    -----------------------
                                                                                            NUMBER OF SECURITIES
                                                NUMBER OF                                  REMAINING AVAILABLE FOR
                                             SECURITIES TO BE                               FUTURE ISSUANCE UNDER
                                               ISSUED UPON           WEIGHTED-AVERAGE        EQUITY COMPENSATION
                                               EXERCISE OF          EXERCISE PRICE OF         PLANS (EXCLUDING
                                           OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,    SECURITIES REFLECTED IN
PLAN CATEGORY                              WARRANTS AND RIGHTS     WARRANTS AND RIGHTS           COLUMN (A))
-------------                              --------------------    --------------------    -----------------------
Equity Compensation Plans Approved by
  Security Holders.....................          4,057,375                $14.62                  2,487,163(1)
Equity Compensation Plans Not Approved
  by Security Holders..................          9,946,818(2)             $16.36                         --
Total..................................         14,004,193                $15.86                  2,487,163

-------------------------

(1) Includes securities available for future issuance under shareholder approved compensation plans other than upon the exercise of an outstanding option, warrant or right, as follows: 38,813 shares under the 1990 Plan and 2,448,350 shares under the 2001 Omnibus Stock Plan.

(2) Reflects 8,198,485 shares of Common Stock issuable upon exercise of the various warrants issued by the Company and held by NBC and described in "CERTAIN TRANSACTIONS -- Strategic Alliance with GE Equity and NBC" and 1,748,333 shares of Common Stock issuable upon exercise of nonstatutory stock options granted to employees of the Company at per share exercise prices equal to the fair market value of a share of Common Stock on the date of grant. Each of these options expires five years after the date of issuance, and is subject to vesting requirements varying between completely vested and vesting over a period of three years, depending on the circumstances of each individual grant.

                              CERTAIN TRANSACTIONS

TRANSACTION INVOLVING MR. MCCAFFERY

     Pursuant to the McCaffery Employment Agreement, Gene McCaffery, the President, Chief Executive Officer and Chairman of the Board of the Company has been granted a line of credit from the Company in the principal amount of $5,000,000 to be secured by securities of the Company owned by Mr. McCaffery. The McCaffery Employment Agreement requires that the value of the securities of the Company pledged by Mr. McCaffery be equal to 150% of the aggregate amounts borrowed from the Company by Mr. McCaffery, such collateral to be adjusted on a quarterly basis. The interest to be paid by Mr. McCaffery on amounts withdrawn on the line of credit is equal to the minimum amount of interest allowable under Federal tax laws. As of May 6, 2002, Mr. McCaffery has borrowed $3,800,000 pursuant to such line of credit (which represents the highest amount borrowed since the beginning of Fiscal 2001). A separate pledge agreement and promissory note from Mr. McCaffery to the Company will be entered into with respect to any amounts to be withdrawn pursuant to this line of credit.

TRANSACTION INVOLVING MR. TOSETTI

     Paul D. Tosetti, a Director of the Company, is a partner at Latham & Watkins, a law firm that has provided legal services to the Company. The Company paid Latham & Watkins approximately $44,600 in consideration of legal services provided during Fiscal 2001.

STRATEGIC ALLIANCE WITH GE EQUITY AND NBC

     On March 8, 1999, the Company entered into a strategic alliance with NBC and GE Equity. Pursuant to the terms of the transaction, GE Equity acquired 5,339,500 shares of Preferred Stock, and NBC was issued a warrant (the "Distribution Warrant") to acquire 1,450,000 shares of Common Stock under a Distribution and Marketing Agreement discussed below. The Preferred Stock was sold by the Company for aggregate consideration of approximately $44,265,000 (or approximately $8.29 per share) and the Company will receive an additional approximately $12.0 million upon exercise of the Distribution Warrant. In addition, the Company issued to GE Equity a warrant (the "Investment Warrant") to increase its potential aggregate equity stake (together with its affiliates, including NBC) to 39.9%. NBC also has the exclusive right to negotiate on behalf of the Company for the distribution of its television home shopping service. The shareholders of the Company approved the above-described transaction with GE Equity and NBC at a special meeting of shareholders of the Company held on June 2, 1999. The material agreements constituting this strategic alliance to which the Company is a party are described below.

Investment Agreement

     Pursuant to the Investment Agreement between the Company and GE Equity dated March 8, 1999 (the "Investment Agreement"), the Company sold to GE Equity 5,339,500 shares of Preferred Stock for an aggregate of $44,265,000. The Preferred Stock is convertible into an equal number of shares of Common Stock, subject to customary anti-dilution adjustments, has a mandatory redemption on the 10th anniversary of its issuance or upon a "change of control" at its stated value ($8.29 per share), participates in dividends on the same basis as the Common Stock and has a liquidation preference over the Common Stock and any other junior securities. So long as NBC or GE Equity is entitled to designate a nominee to the Board of Directors (see discussion under "Shareholder Agreement" below), the holders of the Preferred Stock are entitled to a separate class vote on the directors subject to nomination by NBC and GE Equity. During such period of time, such holders will not be entitled to vote in the election of any other Directors, but will be entitled to vote on all other matters put before shareholders of the Company. Consummation of the sale of 3,739,500 shares of the Preferred Stock was completed on April 15, 1999. Final consummation of the transaction regarding the sale of the remaining 1,600,000 Preferred Stock shares was completed at a special meeting of the Company's shareholders held on June 2, 1999.

     Pursuant to the Investment Agreement, the Company also issued to GE Equity the Investment Warrant, which gave to GE Equity the right to acquire a number of shares of Common Stock that would result in the combined beneficial ownership by GE Equity and NBC of 39.9% of the Common Stock outstanding from time to time subject to certain limitations as set forth in the Investment Warrant. On July 6, 1999, GE Equity exercised the Investment Warrant, allowing it to acquire an additional 10,674,000 shares of the Company's Common Stock for an aggregate of $178,370,000, or $16.71 per share, representing the 45-day average closing price of the underlying Common Stock ending on the trading day prior to exercise.

Shareholder Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Shareholder Agreement (the "Shareholder Agreement") which provides for certain corporate governance and standstill matters. The Shareholder Agreement (together with the Certificate of Designation of the Preferred Stock) provides that GE Equity and NBC are entitled to designate nominees for an aggregate of 2 out of 7 board seats so long as their aggregate beneficial ownership is at least equal to 50% of their initial beneficial ownership, and 1 out of 7 board seats so long as their aggregate beneficial ownership is at least 10% of the "adjusted outstanding shares of Common Stock". GE Equity and NBC have also agreed to vote their shares of Common Stock in favor of the Company's nominees to the Board of Directors in certain circumstances. John L. Flannery, Jr. and R. Brandon Burgess, Directors of the Company and currently nominees for election to the Board of Directors by the holders of the Preferred Stock, are employed by GE Equity and NBC, respectively.

     All committees of the Board of Directors will include a proportional number of directors nominated by GE Equity and NBC. The Shareholder Agreement also requires the consent of GE Equity prior to the Company entering into any substantial agreements with certain restricted parties (broadcast networks and internet portals in certain limited circumstances, as defined), as well as taking any of the following actions: (i) issuance of more than 15% of the total voting shares of the Company in any 12-month period (25% in any 24-month period), (ii) payment of quarterly dividends in excess of 5% of the Company's market capitalization

(or repurchases and redemption of Common Stock with certain exceptions), (iii) entry by the Company into any business not ancillary, complementary or reasonably related to the Company's current business, (iv) acquisitions (including investments and joint ventures) or dispositions exceeding the greater of $35.0 million or 10% of the Company's total market capitalization, or (v) incurrence of debt exceeding the greater of $40.0 million or 30% of the Company's total capitalization.

     Pursuant to the Shareholder Agreement, so long as GE Equity and NBC have the right to name at least one nominee to the Board of Directors, the Company will provide them with certain monthly, quarterly and annual financial reports and budgets. In addition, the Company has agreed not to take actions which would cause the Company to be in breach of or default under any of its material contracts (or otherwise require a consent thereunder) as a result of acquisitions of the Common Stock by GE Equity or NBC. The Company is also prohibited from taking any action that would cause any ownership interest of certain FCC regulated entities from being attributable to GE Equity, NBC or their affiliates.

     The Shareholder Agreement provides that during the Standstill Period (as defined in the Shareholder Agreement), and with certain limited exceptions, GE Equity and NBC shall be prohibited from: (i) any asset/business purchases from the Company in excess of 10% of the total fair market value of the Company's assets, (ii) increasing their beneficial ownership above 39.9% of the Company's shares, (iii) making or in any way participating in any solicitation of proxies,
(iv) depositing any securities of the Company in a voting trust, (v) forming, joining, or in any way becoming a member of a 13D Group with respect to any voting securities of the Company, (vi) arranging any financing for, or providing any financing commitment specifically for, the purchase of any voting securities of the Company, (vii) otherwise acting, whether alone or in concert with others, to seek to propose to the Company any tender or exchange offer, merger, business combination, restructuring, liquidation, recapitalization or similar transaction involving the Company, or nominating any person as a director of the Company who is not nominated by the then incumbent directors, or proposing any matter to be voted upon by the shareholders of the Company. If during the Standstill Period any inquiry has been made regarding a "takeover transaction" or "change in control" which has not been rejected by the Board of Directors, or the Board of Directors pursues such a transaction, or engages in negotiations or provides information to a third party and the Board of Directors has not resolved to terminate such discussions, then GE Equity or NBC may propose to the Company a tender offer or business combination proposal.

     In addition, unless GE Equity and NBC beneficially own less than 5% or more than 90% of the adjusted outstanding shares of Common Stock, GE Equity and NBC shall not sell, transfer or otherwise dispose of any securities of the Company except for transfers: (i) to certain affiliates who agree to be bound by the provisions of the Shareholder Agreement, (ii) which have been consented to by the Company, (iii) pursuant to a third party tender offer, provided that no shares of Common Stock may be transferred pursuant to this clause (iii) to the extent such shares were acquired upon exercise of the Investment Warrant on or after the date of commencement of such third party tender offer or the public announcement by the offeror thereof or that such offeror intends to commence such third party tender offer, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide public distribution or bona fide underwritten public offering, (vi) pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Securities Act"), or (vii) in a private sale or pursuant to Rule 144A of the Securities Act; provided that, in the case of any transfer pursuant to clause (v) or (vii), such transfer does not result in, to the knowledge of the transferor after reasonable inquiry, any other person acquiring, after giving effect to such transfer, beneficial ownership, individually or in the aggregate with such person's affiliates, of more than 10% of the adjusted outstanding shares of the Common Stock.

     The Standstill Period will terminate on the earliest to occur of (i) the 10 year anniversary of the Shareholder Agreement, (ii) the entering into by the Company of an agreement that would result in a "change in control" (subject to reinstatement), (iii) an actual "change in control," (iv) a third party tender offer (subject to reinstatement), and (v) six months after GE Equity and NBC can no longer designate any nominees to the Board of Directors. Following the expiration of the Standstill Period pursuant to clause (i) or (v) above (indefinitely in the case of clause (i) and two years in the case of clause
(v)), GE Equity and NBC's beneficial ownership position may not exceed 39.9% of the Company on fully-diluted outstanding stock, except pursuant to issuance or exercise of any warrants or pursuant to a 100% tender offer for the Company.

Registration Rights Agreement

     Pursuant to the Investment Agreement, the Company and GE Equity entered into a Registration Rights Agreement providing GE Equity, NBC and their affiliates and any transferees and assigns, an aggregate of four demand registrations and unlimited piggyback registration rights.

Distribution and Marketing Agreement

     NBC and the Company have entered into a Distribution and Marketing Agreement dated March 8, 1999 (the "Distribution Agreement") which provides that NBC shall have the exclusive right to negotiate on behalf of the Company for the distribution of its home shopping television programming service. The agreement has a 10-year term and NBC has committed to delivering an additional 10 million full-time equivalent ("FTE") subscribers over the first 42 months of the term. In compensation for such services, the Company will pay NBC an annual fee of $1.5 million (increasing no more than 5% annually) and issued NBC the Distribution Warrant. The exercise price of the Distribution Warrant is approximately $8.29 per share and vested 200,000 shares immediately, with the remainder of the Distribution Warrant vesting 125,000 shares annually over the 10-year term of the Distribution Agreement. In conjunction with the Company's November 2000 execution of the License Agreement with NBC (described below), the Company agreed to accelerate the vesting of the remaining unvested Distribution Warrants. The Distribution Warrants are exercisable for five years after vesting. The value assigned to the Distribution and Marketing Agreement and Distribution Warrant of $6,931,000 was determined pursuant to an independent appraisal and is being amortized on a straight-line basis over the term of the agreement. Assuming certain performance criteria above the 10 million FTE homes are met, NBC will be entitled to additional warrants to acquire Common Stock at the then current market price. In March 2001, the Company issued to NBC additional Distribution Warrants to purchase 343,725 shares of the Company's Common Stock at an exercise price of $23.07 as a result of NBC meeting its performance target. The Company has a right to terminate the Distribution Agreement after the twenty-fourth, thirty-sixth and forty-second month anniversary if NBC is unable to meet the performance targets. If terminated by the Company in such circumstance, the unvested portion of the Distribution Warrant will expire. In addition, the Company will be entitled to a $2.5 million payment from NBC if the Company terminates the Distribution Agreement as a result of NBC's failure to meet the 24 month performance target. NBC may terminate the Distribution Agreement if the Company enters into certain "significant affiliation" agreements or a transaction resulting in a "change of control."

Letter Agreement

     The Company, GE Equity and NBC have also entered into a non-binding letter of intent dated March 8, 1999 providing for certain cooperative business activities which the parties contemplate pursuing, including but not limited to, development of a private label credit card, development of electronic commerce and other internet strategies, development of programming concepts for the Company, and cross channel promotion.

Trademark License Agreement with NBC

     On November 16, 2000, the Company entered into a Trademark License Agreement (the "License Agreement") with NBC pursuant to which NBC granted the Company an exclusive, worldwide license (the "License") for a term of 10 years to use certain NBC trademarks, service marks and domain names to rebrand the Company's business and companion Internet website to an NBC branded name, on the terms and conditions set forth in the License Agreement. The Company, with NBC's consent, selected "ShopNBC" and "ShopNBC.com" as its rebranded business and companion Internet website names, respectively. The new names were promoted as part of a wide-ranging marketing campaign that launched in 2001. In connection with the License Agreement, the Company issued to NBC warrants (the "License Warrants") to purchase 6,000,000 shares of Common Stock, with an exercise price of $17.375 per share, the closing price of a share of Common Stock on the Nasdaq National Market on November 16, 2000. The License Agreement also includes a provision for a potential cashless exercise of the License Warrants under certain circumstances. The License Warrants vest in one-third increments, with one-third exercisable immediately, and the remaining License Warrants vesting in equal amounts on each of the first two anniversaries of the License Agreement. The License Warrants are exercisable for six years after vesting. Additionally, the Company agreed to accelerate the vesting of the Distribution Warrant.

     The Company has also agreed under the License Agreement to (i) restrictions on using (including sublicensing) any trademarks, service marks, domain names, logos or other source indicators owned or controlled by NBC or its affiliates in connection with certain permitted businesses (the "Permitted Businesses") before the agreement of NBC to such use, (ii) the loss of its rights under the grant of the License with respect to specific territories outside of the United States in the event the Company fails to achieve and maintain certain performance targets,
(iii) amend and restate the current Registration Rights Agreement so as to increase the demand rights held by NBC and GE Equity from four to five, among other things, (iv) not, either directly or indirectly, own, operate, acquire or expand its business to include any businesses other than the Permitted Businesses without NBC's prior consent for so long as the Company's corporate name includes the trademarks or service marks owned or controlled by NBC, (v) strictly comply with NBC's privacy policies and standards and practices, and
(vi) until the earlier of the termination of the License Agreement or the lapse of certain contractual restrictions on NBC, either directly or indirectly, not own, operate, acquire or expand the Company's business such that one third or more of the Company's revenues or its aggregate value is attributable to certain services provided over the Internet. The License Agreement also grants to NBC the right to terminate the License Agreement at any time upon certain changes of control of the Company, the failure by NBC to own a certain minimum percentage of the outstanding capital stock of the Company on a fully-diluted basis, the failure of NBC and the Company to agree on new trademarks, service marks or related intellectual property rights, and certain other related matters. In certain events, the termination by NBC of the License Agreement may result in the acceleration of vesting of the License Warrants.

Xoom Warrant

     In September 1999, the Company entered into a strategic alliance with Snap! LLC ("Snap") and Xoom.com, Inc. ("Xoom") whereby the parties entered into, among other things, a rebranding trademark license agreement and an interactive promotion agreement, spanning television home shopping, Internet shopping and direct e-commerce initiatives. Under the terms of this transaction, Xoom was issued a warrant (the "Xoom Warrant") to acquire 404,760 shares of Common Stock at an exercise price of $24.706 per share. In November 1999, Xoom and Snap, along with several Internet assets of NBC, were merged into NBCi, and in August 2001, NBCi was merged into NBC, with NBC acquiring the Xoom Warrant as successor in interest to NBCi. The Xoom Warrant expires on September 12, 2004. In June 2000, the Company effectively terminated the Snap trademark license and interactive promotion agreements.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's Directors and executive officers, and persons who own more than ten percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten percent shareholders of the Company are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company during Fiscal 2001, all Section 16(a) filing requirements applicable to its officers, Directors and greater than ten percent shareholders were complied with except for the following.

     On December 10, 2001, Marshall Geller, a Director, filed a Form 4 that was due November 10, 2001. On March 15, 2002, Kevin C. Hanson, an executive officer of the Company, filed a Form 5 that was due March 15, 2001.

                            STOCK PERFORMANCE GRAPH

     The line-graph set forth below compares the cumulative, five-year, total shareholder return to the Company's shareholders (based on appreciation of the market price of the Common Stock) on an indexed basis with (i) a broad equity market index, (ii) a peer group index constructed by the Company and (iii) the peer group index constructed by the Company for use in its proxy statement for its annual meeting of shareholders held in June 2001. The presentation compares the Common Stock price in the period from January 31, 1997 to January 31, 2002, to the Nasdaq National Market stock index and to the peer group indices created by the Company over the same period and consisting of companies involved in various aspects of the direct marketing to consumers industry. The total return to shareholders of those companies comprising the peer groups are weighted according to their stock market capitalization. The companies in the current peer group are: Zale Corporation, a specialty jewelry retailer, Shop At Home, Inc., a direct to consumer retailer selling through interactive electronic media including television and the internet, Spiegel, Inc., an international specialty retailer of merchandise and credit services and Hanover Direct, Inc., a retailer of branded merchandise through catalogs and electronic media and provider of fulfillment services. The peer group was changed from the peer group used in the Company's annual proxy statement for its 2001 annual meeting of shareholders because E4L, Inc. filed for bankruptcy and its stock is no longer traded on the Nasdaq National Market, Provell, Inc. (formerly known as Damark International, Inc.) has changed its business focus to an industry in which the Company does not participate and also recently filed for bankruptcy, and Lands' End, Inc. and Lillian Vernon Corporation, both of which now focus on businesses that no longer provide an appropriate peer comparison for the Company. Each of these four companies were deleted from the Company's "new" peer group. In each case, the cumulative return is calculated assuming an investment of $100 on January 31, 1997, and reinvestment of all dividends.

                     (the remainder of this page is blank)

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                     AMONG VALUEVISION INTERNATIONAL, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX,
                     A NEW PEER GROUP AND AN OLD PEER GROUP

                              [PERFORMANCE GRAPH]

              -----------------------------------------------------------------------------------------------------------------
                                           VALUEVISION           NASDAQ STOCK               "NEW"                  "OLD"
                                       INTERNATIONAL, INC.       MARKET (U.S.)           PEER GROUP             PEER GROUP
              -----------------------------------------------------------------------------------------------------------------
                      1/97                   100.00                 100.00                 100.00                 100.00
              -----------------------------------------------------------------------------------------------------------------
                      1/98                    81.08                 117.99                 173.03                 158.80
              -----------------------------------------------------------------------------------------------------------------
                      1/99                   200.00                 184.64                 226.39                 141.02
              -----------------------------------------------------------------------------------------------------------------
                      1/00                   768.93                 288.57                 216.81                 145.70
              -----------------------------------------------------------------------------------------------------------------
                      1/01                   368.93                 202.09                 144.47                  84.22
              -----------------------------------------------------------------------------------------------------------------
                      1/02                   406.92                 141.95                 169.12                 125.01
              -----------------------------------------------------------------------------------------------------------------

-------------------------
* $100 invested on 1/31/97 in stock or index-including reinvestment of dividends. Fiscal year ending January 31.

                                   PROPOSAL 2

                   PROPOSAL TO APPROVE AMENDMENT NO. 1 TO THE
                VALUEVISION MEDIA, INC. 2001 OMNIBUS STOCK PLAN

INTRODUCTION

     The Company's Board of Directors authorized the adoption of the ValueVision Media, Inc. 2001 Omnibus Stock Plan (the "2001 Plan") effective as of May 14, 2001 and the shareholders approved the 2001 Plan on June 21, 2001. On April 24, 2002, the Board of Directors approved Amendment No. 1 to the 2001 Plan (the "Plan Amendment"), subject to obtaining approval by the shareholders of the Company at the Meeting. The primary purpose of the Plan Amendment is to enable the Company to maximize any federal tax deductions in connection with certain payments to the Company's most highly compensated executive officers made under the 2001 Plan. The Plan Amendment does not increase the aggregate number of additional shares of Common Stock that may be the subject of awards granted under the 2001 Plan. A copy of the Plan Amendment is attached as Appendix B to this Proxy Statement. Capitalized terms used in this summary without definition have the meanings ascribed to them in the 2001 Plan.

     The Compensation Committee of the Board of Directors and the Board of Directors continue to believe that stock-based compensation programs are a key element in achieving the Company's continued financial and operational success. The Company's compensation programs have been designed to motivate representatives of the Company to work as a team to achieve the corporate goal of maximizing shareholder return.

     The 2001 Plan, currently and as proposed to be amended, is designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding deductibility of executive compensation. The basic features of the 2001 Plan are summarized below.

PROPOSED AMENDMENT

     The Plan Amendment, upon obtaining shareholder approval, would amend the 2001 Plan as follows.

     1. Section 4(f) is proposed to be revised to increase the maximum number of shares of Common Stock that may be issued to any participant under the 2001 Plan in any calendar year from 250,000 to 500,000 per form of award, whether in the form of options, stock appreciation rights, restricted stock or performance units. The purpose of this amendment is to ensure that the Company has the ability to meet its foreseeable future needs for granting incentive awards to senior executives and that any such incentive awards will qualify for favorable federal tax treatment for the Company.

     2. Section 11.1(a) is proposed to be revised to list specific criteria that the Compensation Committee may consider in determining pre-established performance targets that will entitle a participant, upon their achievement, to a payout with respect to an award of performance units under the 2001 Plan. The criteria proposed in the amendment are one or a combination of the following: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). The purpose of this amendment is to permit grants of performance units to certain senior executive officers to meet the requirements of Section 162(m) of the Code regarding deductibility of executive compensation.

     3. Clause (ii) of Section 16 of the Plan is proposed to be revised to clarify that appropriate adjustments in the limitations on the number of shares that may be issued to a participant in the form of performance units may be made by the Committee to give effect to adjustments made in the number or type of shares through certain fundamental changes involving the Company, recapitalizations, reclassifications, stock dividends, stock splits, stock combinations, and other relevant changes.

     4. References to ValueVision International, Inc. were revised to refer to ValueVision Media, Inc.

     Upon effectiveness of the Plan Amendment, all grants of awards thereunder will be governed by the terms of the 2001 Plan, as so amended.

PURPOSE

     The purpose of the 2001 Plan is to motivate key employees to produce a superior return to the shareholders of the Company by offering such eligible personnel an opportunity to realize stock appreciation, by facilitating their stock ownership and by rewarding them for achieving a high level of corporate financial performance. In addition, the 2001 Plan promotes the interests of the Company and its shareholders by providing Outside Directors with an opportunity to acquire a proprietary interest in the Company, to compensate Outside Directors for their contributions to the Company and to aid in attracting and retaining Outside Directors. Options granted under the 2001 Plan to Outside Directors are nonstatutory stock options that do not meet the requirements of
Section 422 of the Internal Revenue Code.

ADMINISTRATION

     The 2001 Plan is administered by a committee (the "Committee") of three or more directors who are "non-employee directors" within the meaning of Rule 16b-3 ("Exchange Act Rule 16b-3") under the Securities Exchange Act of 1934 (the "Exchange Act"). The current Committee is the Compensation Committee of the Board of Directors, all of whose members are both "non-employee directors" for purposes of Exchange Act Rule 16b-3 and "outside directors" for purposes of
Section 162(m) of the Code. The Committee has the authority to adopt, revise and waive rules relating to the 2001 Plan and to determine the identity of participants, the timing and amount of any awards, and other terms and conditions of awards. The Committee may delegate its responsibilities under the 2001 Plan to members of management of the Company or to others. Because the 2001 Plan has two basic components, options for Outside Directors and discretionary awards for employees and consultants, the terms of which are substantially different, these two separate components of the 2001 Plan are described separately below.

A. AWARDS TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY AND NUMBER OF SHARES

     All employees of the Company and its affiliates are eligible to receive awards under the 2001 Plan at the discretion of the Committee. Nonstatutory stock options under the 2001 Plan also may be awarded by the Committee to individuals or entities that are not employees but who provide services to the Company or its affiliates in capacities such as advisers, directors, and consultants. The Company and its affiliates presently have approximately 700 employees.

     As of May 6, 2002, the total number of shares of Common Stock available for distribution under the 2001 Plan was 3,000,000 (subject to adjustment for future stock splits, stock dividends and similar changes in the capitalization of the Company), of which 1,213,960 shares have been issued or are reserved for issuance pursuant to outstanding awards under the 2001 Plan and 1,786,040 shares are available for future awards.

     Under the current 2001 Plan, no participant may receive options or stock appreciation rights relating to more than 250,000 shares in the aggregate in any year. If the Plan Amendment is approved by the shareholders, a participant would be eligible to receive options, stock appreciation rights, restricted stock and performance units relating to no more than 500,000 shares in any year per form of award.

     The 2001 Plan provides that all awards are subject to agreements containing the terms and conditions of the awards. Such agreements will be entered into by the recipients of the awards and the Company on or after the time the awards are granted and are subject to amendment, including unilateral amendment by the Company where the amendment is required as a matter of law. Any shares of Common Stock subject to awards under the 2001 Plan which are not used because the terms and conditions of the awards are not met may be reallocated as though they had not previously been awarded, unless such shares were used to calculate the value of stock appreciation rights which have been exercised.

TYPES OF AWARDS

     The types of awards that may be granted under the 2001 Plan include restricted and unrestricted stock, incentive and nonstatutory stock options, stock appreciation rights, performance units, and other stock-based awards. Subject to the restrictions described in this Proxy Statement with respect to incentive stock options, such awards are exercisable by the participants at such times as are determined by the Committee. Except as noted below, during the lifetime of a person to whom an award is granted, only that person (or that person's legal representative) may exercise an option or stock appreciation right, or receive payment with respect to performance units or any other award. No award may be sold, assigned, transferred, exchanged or otherwise encumbered other than pursuant to a qualified domestic relations order. However, the Committee may provide (i) that an award shall be transferable to a successor in the event of a participant's death, or (ii) that an award (other than incentive stock options) may be transferable to members of the participant's immediate family or to one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners, if the participant does not receive any consideration for the transfer.

     In addition to the general characteristics of all of the awards described in this Proxy Statement, the basic characteristics of each type of award that may be granted to an employee (and in some cases, a consultant, director, or other advisor) under the 2001 Plan are as follows:

RESTRICTED AND UNRESTRICTED STOCK, AND OTHER STOCK-BASED AWARDS

     The Committee is authorized to grant, either alone or in conjunction with other awards, stock and stock-based awards. The Committee shall determine the persons to whom such awards are made, the timing and amount of such awards, and all other terms and conditions. Common Stock granted to participants may be unrestricted or may contain such restrictions, including provisions requiring forfeiture and imposing restrictions upon stock transfer, as the Committee may determine. Unless forfeited, the recipient of restricted Common Stock will have all other rights of a Shareholder, including without limitation, voting and dividend rights.

     To date, 3,300 shares of Common Stock have been awarded to employees under the Plan.

INCENTIVE AND NONSTATUTORY STOCK OPTIONS

     Both incentive stock options and nonstatutory stock options may be granted to participants at such exercise prices as the Committee may determine but not less than 100% of the fair market value (as defined in the 2001 Plan) of the underlying stock as of the date the option is granted. Stock options may be granted and exercised at such times as the Committee may determine, except that unless applicable Federal tax laws are modified, (i) no incentive stock options may be granted more than 10 years after the effective date of the 2001 Plan,
(ii) an incentive stock option shall not be exercisable more than 10 years after the date of grant and (iii) the aggregate fair market value of the shares of Common Stock with respect to which incentive stock options held by an employee under the 2001 Plan and any other plan of the Company or any affiliate may first become exercisable in any calendar year may not exceed $100,000. Additional restrictions apply to an incentive stock option granted to an individual who beneficially owns 10% or more of the outstanding shares of the Company.

     The purchase price for stock purchased upon the exercise of the options may be payable in cash, in stock having a fair market value on the date the option is exercised equal to the option price of the stock being purchased or in a combination of cash and stock, as determined by the Committee. The Committee may permit optionees to simultaneously exercise options and sell the stock purchased upon such exercise pursuant to brokerage or similar relationships and use the sale proceeds to pay the purchase price. The Committee may provide, at or after the grant of a stock option, that a 2001 Plan participant who surrenders shares of stock in payment of an option shall be granted a new incentive or nonstatutory stock option covering a number of shares equal to the number of shares so surrendered.

     In addition, options may be granted under the 2001 Plan to employees of entities acquired by the Company in substitution of options previously granted to them by the acquired entity.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     The value of a stock appreciation right granted to a participant is determined by the appreciation in Common Stock, subject to any limitations upon the amount or percentage of total appreciation that the Committee may determine at the time the right is granted. The participant receives all or a portion of the amount by which the fair market value of a specified number of shares, as of the date the stock appreciation right is exercised, exceeds a price specified by the Committee at the time the right is granted. The price specified by the Committee must be at least 100% of the fair market value of the specified number of shares of Common Stock to which the right relates determined as of the date the stock appreciation right is granted. No stock appreciation right may be exercised less than six months from the date it is granted unless the participant dies or becomes disabled.

     Performance units entitle the participant to payment in amounts determined by the Committee based upon the achievement of specified performance targets during a specified term. Payments with respect to stock appreciation rights and performance units may be paid in cash, shares of Common Stock or a combination of cash and shares as determined by the Committee.

     To date no such awards have been made under the 2001 Plan nor are any currently contemplated.

TRANSFERABILITY

     During the lifetime of a participant to whom an award is granted, only such participant (or such participant's legal representative or, if so provided in the applicable agreement in the case of a nonqualified stock option, a permitted transferee as hereafter described) may exercise an option or stock appreciation right or receive payment with respect to performance shares or any other award. No award of restricted stock (prior to the expiration of the restrictions), options, stock appreciation rights, performance shares, or other award (other than an award of stock without restrictions) may be sold, assigned, transferred, exchanged, or otherwise encumbered other than pursuant to a qualified domestic relations order, and any attempt to do so will not be effective, except that an agreement may provide that: (a) an award may be transferable to a successor in the event of a participant's death and (b) a nonqualified stock option may be transferable to any member of a participant's "immediate family" (as such term is defined in Rule 16a-1(e) under the Exchange Act) or to a trust whose beneficiaries are members of such participant's "immediate family" or partnerships in which such family members are the only partners, provided that the participant receives no consideration for the transfer and such transferred nonqualified stock option will remain subject to the same terms and conditions as were applicable to such option immediately prior to its transfer.

ACCELERATION OF AWARDS, LAPSE OF RESTRICTIONS, FORFEITURE

     Under the 2001 Plan, the Committee may provide for the lapse of restrictions on restricted stock or other awards, accelerated exercisability of stock appreciation rights and other awards or acceleration of the term with respect to which the achievement of performance targets for performance units is determined in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the participant or such other events as the Committee may determine. The Committee may provide that certain awards may be exercised in certain events after the termination of employment or death of the participant. In addition, and except as may otherwise be provided in a participant's agreement relating to the award of an option under the 2001 Plan, all options granted to Company employees shall accelerate in the event of a change in control of the Company or other fundamental changes in the corporate structure of the Company.

     The Committee may condition a grant upon the participant's agreement that in the event of certain occurrences, which may include a participant's competition with, unauthorized disclosure of confidential information of, or violation of the applicable business ethics policy or other business policies of the Company or any of its affiliates, the awards paid to the participant within six months prior to the termination of employment of the participant (or their economic value) may be subject to forfeiture at the Committee's option.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The 2001 Plan gives the Committee discretion to adjust the kind and number of shares available for awards or subject to outstanding awards, the exercise price of outstanding options, and performance targets for, and payments under, outstanding awards of performance units in the event of mergers, recapitalizations, stock dividends, stock splits or other relevant changes. Adjustments in performance targets and payments on performance units are also permitted upon the occurrence of such other events as may be specified by the Committee, which may include changes in accounting practices of the Company or changes in the participant's title or employment responsibilities. The 2001 Plan also gives the Board the right to terminate, suspend or modify the 2001 Plan, except that amendments to the 2001 Plan are subject to shareholder approval if needed to comply with the incentive stock option provisions of Federal tax laws. Under the 2001 Plan, the Committee may cancel outstanding options and stock appreciation rights generally in exchange for cash payments to the participants in the event of certain dissolutions, liquidations, mergers, statutory share exchanges or other similar events involving the Company.

B. OUTSIDE DIRECTOR OPTIONS

AGREEMENTS

     The 2001 Plan provides that all options granted under the Plan be subject to agreements governing the terms and conditions of the awards. Such agreements are entered into by the Outside Directors and the Company on or after the time the options are granted. Any shares of Common Stock subject to an option under the 2001 Plan that are not used because the terms and conditions of the option are not met may be reallocated under the Plan as though they had not previously been awarded.

AWARDS

    Annual Outside Directors Options

     For each annual meeting of shareholders during the term of the 2001 Plan, each Outside Director serving as an Outside Director of the Company immediately following such annual meeting shall be granted, by virtue of serving as an Outside Director of the Company, a nonstatutory stock option to purchase 10,000 shares of Common Stock or such other amount as the Board may establish from time to time, but not to exceed 50,000 shares (each, an "Annual Outside Director Option"). Such Annual Outside Directors Options shall be deemed to be granted to each Outside Director immediately after each annual meeting.

     Annual Outside Director Options will vest and become exercisable as provided in the Agreement pertaining to such grant. Each such option, to the extent exercisable, will be exercisable in whole or in part.

     In the event of a change in control of the Company or the death of an Outside Director, any future grants of Annual Outside Director Options held by such individual or his or her legal representative that were not previously exercisable will become immediately exercisable in full.

    Termination of Outside Director Options

     Each Outside Director Option granted pursuant to the 2001 Plan and all rights to purchase Common Stock thereunder will terminate on the earliest of:

          (i) ten years after the date such option is granted or such other time period specified in the agreement;

          (ii) the expiration of the period specified in the agreement after the death or permanent disability of an Outside Director;

          (iii) the date, if any, fixed for cancellation pursuant to the 2001 Plan (e.g., in the event of a dissolution, liquidation or merger, etc.); or

          (iv) ninety days after the date the Outside Director ceases to be a director of the Company; provided, however, that the option shall be exercisable during this 90-day period only to the extent that the option was exercisable as of the date the person ceases to be an Outside Director unless the cessation results from the director's death or permanent disability. Notwithstanding the preceding sentence, if an Outside Director who resigns or whose term expires then becomes a consultant or employee of the Company within ninety days of such resignation or term expiration, the Outside Director Options of such person shall continue in full force and effect.

     In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

    Purchase Price and Exercise of Outside Director Options

     All Outside Director Options granted pursuant to the 2001 Plan are nonstatutory stock options and the price per share of Common Stock subject to an Outside Director Option is 100% of the fair market value of the Company's Common Stock on the date of grant as defined in the 2001 Plan.

     An Outside Director Option may be exercised in whole or in part by delivery of a written notice of exercise accompanied by payment in full of the exercise price in cash, in shares of previously acquired Common Stock having a fair market value at the time of exercise equal to the exercise price or a combination thereof.

     During the lifetime of an Outside Director only the Outside Director or his or her guardian or legal representative may exercise the option. An option may be assignable or transferable by the Outside Director to the extent authorized by the Committee. An option may be exercised after the death or permanent disability of the Outside Director by such individual's legal representatives, heirs, or legatees, but only within the period specified in the agreement relating to such Outside Director Options.

    Other Awards

     The Committee, in its discretion, may grant other options or other Awards to an Outside Director. No such awards are currently contemplated.

ADJUSTMENTS, MODIFICATIONS, TERMINATION

     The Committee may provide for the accelerated exercisability of Outside Director Options in the event of a change in control of the Company, other fundamental changes in the corporate structure of the Company, the death of the Outside Director or such other events as the Committee may determine. The Committee may also provide that certain awards may be exercised in certain events after the termination of services of the Outside Director or the death of the recipient.

     In addition, the termination of an Outside Director's award may be waived in the event that the Outside Director enters into a consulting or other advisory role with the Company which may, in some cases, involve entering into a non-compete agreement with the Company.

OUTSTANDING GRANTS

     During Fiscal 2001, the following persons or groups received options to purchase shares of Common Stock under the 2001 Plan with the indicated aggregate dollar value (market value less exercise price) determined as of May 6, 2002:

                                                              NUMBER OF SECURITIES
                                                               UNDERLYING OPTIONS
NAME AND POSITION                                                  GRANTED(#)        DOLLAR VALUE(1)
-----------------                                             --------------------   ---------------
Gene McCaffery, Chairman of the Board and Chief Executive
  Officer...................................................             --                   --
Richard D. Barnes, Chief Operating Officer, Chief Financial
  Officer and Executive Vice President......................         16,100             $ 28,658
Roy Seinfeld, Senior Vice President, Programming Sales......             --                   --
Steven Goldsmith, Senior Vice President, General Merchandise
  Manager...................................................         17,250             $ 30,705
Howard F. Fox, Senior Vice President, Operations/Customer
  Service...................................................         11,500             $ 20,470
Steve Jackel, President -- TV Home Shopping Operations(2)...             --                   --
R. Brandon Burgess, Director................................             --                   --
John L. Flannery, Director..................................             --                   --
Marshall Geller, Director...................................             --                   --
Robert J. Korkowski, Director...............................             --                   --
Paul D. Tosetti, Director...................................             --                   --
All Current Executive Officers..............................        277,600             $516,628
Non-Executive Director Group................................             --                   --
Non-Executive Officer Employee Group........................        271,175             $585,814

-------------------------
(1) Based on the per share closing price for a share of Common Stock on May 6, 2002 of $18.28.

(2) Mr. Jackel resigned as an executive officer and employee of the Company effective July 18, 2001.

                           FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the 2001 Plan generally will result in the following tax events for United States citizens under current United States Federal income tax laws:

RESTRICTED AND UNRESTRICTED STOCK

     Unless the participant files an election to be taxed under Section 83(b) of the Code, (a) the participant will not realize income upon the grant of restricted stock, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire, and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83 (b) of the Code, the tax consequences to the participant and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     With respect to awards of unrestricted stock, (a) the participant will realize ordinary income and the Company will be entitled to a corresponding deduction upon the grant of the unrestricted stock, and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

     When the, participant disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

INCENTIVE STOCK OPTIONS

     A participant will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any incentive stock option is granted under the 2001 Plan. If certain statutory employment and holding period conditions are satisfied before the participant disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a participant after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a participant upon the exercise of an incentive stock option are disposed of by such participant before the expiration of the statutory holding periods (a "disqualifying disposition"), such participant will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the participant is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the participant pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the participant will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes an incentive stock option will be treated as if it were a nonstatutory stock option, the tax consequences of which are discussed below.

NONSTATUTORY STOCK OPTIONS

     A participant will realize no taxable income, and the Company will not be entitled to any related deduction, at the time any nonstatutory stock option is granted under the 2001 Plan. At the time shares are transferred to the participant pursuant to the exercise of a nonstatutory stock option, the participant will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the participant will be taxed as a capital gain or loss.

STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS

     Generally (a) the participant will not realize income upon the grant of a stock appreciation right or performance unit award, (b) the participant will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash or shares of Common Stock are delivered to the participant upon exercise of a stock appreciation right or in payment of the performance unit award and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date they are received. The Federal income tax consequences of a disposition of unrestricted shares received by the participant upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described above with respect to a disposition of unrestricted shares.

WITHHOLDING

     The 2001 Plan permits the Company to withhold from cash awards, and to require a participant receiving Common Stock under the 2001 Plan to pay the Company in cash, an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares delivered to such participant or a surrender to the Company of shares then owned by the participant.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AMENDMENT NO. 1 TO THE COMPANY'S 2001 OMNIBUS STOCK PLAN.

                                   PROPOSAL 3

                 PROPOSAL TO ADOPT THE VALUEVISION MEDIA, INC.
                     2002 ANNUAL MANAGEMENT INCENTIVE PLAN

VALUEVISION MEDIA, INC. 2002 ANNUAL INCENTIVE PLAN SUMMARY

     On April 24, 2002, the Board of Directors adopted the ValueVision Media, Inc. 2002 Annual Management Incentive Plan (the "Bonus Plan") and directed that the Bonus Plan be submitted to a vote of the shareholders at the Meeting. The primary purpose of the Bonus Plan is to provide incentives to senior executives of the Company and its subsidiaries to produce a superior return to the shareholders of the Company and to encourage such executives to remain in the employ of the Company and its subsidiaries. In adopting the Bonus Plan, it is the objective of the Board of Directors to enable the Company to maximize any federal tax deductions in connection with bonus payments to the Company's most highly compensated executive officers. The full text of the Bonus Plan is set forth in Appendix C to this proxy statement and the following description of the Bonus Plan is qualified in its entirety by the text of the Bonus Plan.

     The Bonus Plan is a management incentive plan designed to provide certain employees of the Company with incentive compensation based upon achievement of pre-established performance goals. The Bonus Plan is designed to comply with
Section 162(m) of the Code, which denies federal tax deductions for compensation in excess of $1,000,000 paid by the Company to the Chief Executive Officer and each of the four other most highly compensated executive officers, except to the extent such compensation was performance-based and approved by the shareholders of the Company.

     The Bonus Plan will be administered by the Compensation Committee of the Board of Directors. The Committee will select Bonus Plan participants who will be eligible to receive awards under the Bonus Plan (collectively "Bonus Awards").

     The Bonus Plan provides that within 90 days following the commencement of each "Performance Period" (fiscal year of the Company), the Committee may select such key employees as it deems appropriate for participation in the Bonus Plan. Bonus Plan participants will be entitled to receive a Bonus Award of incentive compensation based on the attainment of performance targets selected by the Committee consisting of one or more of the following: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

     No participant may receive a Bonus Award of more than $3,000,000 during any Performance Period. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate a Bonus Award payable to any participant for any reason, including changes in the position or duties of the participant, whether due to termination of employment (including death, disability, retirement or termination with or without cause) or otherwise. No reduction in a Bonus Award made to any participant shall increase the amount of the Bonus Award to any other participant.

     Following the completion of each Performance Period, the Committee shall certify in writing the degree to which performance targets were attained and the Bonus Awards payable to participants. Each participant will receive payment of all or a portion of any Bonus Award as soon as practicable following the determination of such award by the Committee.

     If the employment of a participant terminates by reason of retirement (as defined in the Bonus Plan), death or disability, then a pro-rated portion of any Bonus Award relating to the Performance Period in which the participant's employment terminates and the unpaid portion of any Bonus Award relating to any prior Performance Period will be paid as and to the extent provided in such procedures as may from time to time be approved by the Committee. If a participant's employment with the Company terminates for any reason other than retirement, death or disability, then such participant's Bonus Awards, including the unpaid portion of any Bonus Award relating to any prior Performance Period, will be canceled and no payment will be made with respect thereto, unless otherwise provided by action of the Committee or pursuant to procedures as may from time to time be approved by the Committee.

     The Board of Directors may at any time terminate, suspend or modify the Bonus Plan and the terms and provisions of any Bonus Award theretofore awarded to any participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Bonus Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation.

     No Bonus Award may be granted during any suspension of the Bonus Plan or after its termination.

     The Bonus Plan will become effective as of February 1, 2003, subject to approval of the shareholders at the meeting. If approval of the shareholders is not obtained, then the Bonus Plan shall not become effective.

     Although any employee that the Committee determines to be a key employee is eligible to participate in the Bonus Plan, it is currently anticipated that payments under the Bonus Plan will be made only to senior management.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE VALUEVISION MEDIA, INC. 2002 ANNUAL MANAGEMENT INCENTIVE PLAN

                     (the remainder of this page is blank)

                                   PROPOSAL 4

                     PROPOSAL TO RATIFY THE APPOINTMENT OF
                 DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS
           OF THE COMPANY FOR THE FISCAL YEAR ENDING JANUARY 31, 2003

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending January 31, 2003, it being intended that such appointment would be presented for ratification by the shareholders of the Company. Although Arthur Andersen LLP has been the independent accountant for the Company since 1990, on May 16, 2002, the Board of Directors, upon the recommendation of the Audit Committee, terminated the engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP as the independent accountant for the Company. Arthur Andersen LLP will not have representatives at the Meeting. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions regarding the Company's current fiscal year.

     During the Company's two most recent fiscal years and through the date of mailing of this Proxy Statement, there were no disagreements between the Company and Arthur Andersen LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements of the Company and its subsidiaries for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The reports of Arthur Andersen on the consolidated financial statements of the Company and its subsidiaries for the fiscal years ended January 31, 2002 and January 31, 2001 contained no adverse opinions or disclaimers of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

     During Fiscal 2001 and 2000 and through the date hereof, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company and its subsidiaries, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     In the event the shareholders of the Company do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.

          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
          RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS
         INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING
                                JANUARY 31, 2003

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than as described in this Proxy Statement. If any other matters shall properly come before the Meeting or any adjournments or postponements thereof and be voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The persons named as proxies intend to vote or not to vote in accordance with the recommendation of the management of the Company.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     All shareholder proposals intended to be presented at the 2003 annual meeting of the Company and desired to be included in the Company's proxy statement and form of proxy for that meeting must be received by the Company at its principal executive office no later than January 27, 2003. If notice of any other shareholder proposal intended to be presented at that meeting is not received by the Company on or before April 3, 2003, the proxy solicited by the Board of Directors of the Company for use in connection with that meeting may confer authority on the proxies named in such proxy to vote in their discretion on such proposal without any discussion in the Company's proxy statement for that meeting of either the proposal or how such proxies intend to exercise their voting discretion. The Company suggests that all such proposals be sent to the Company by certified mail, return receipt requested.



                                          By Order of the Board of Directors

                                          /s/ GENE MCCAFFERY
                                          Gene McCaffery
                                          Chairman of the Board, Chief Executive
                                          Officer and President

                                                                      APPENDIX A

                            VALUEVISION MEDIA, INC.

                            AUDIT COMMITTEE CHARTER
                         (REVISED AS OF APRIL 24, 2002)

PURPOSE

     There shall be an Audit Committee (the "Committee") of the Board of Directors (the "Board") of ValueVision Media, Inc., a Minnesota corporation (the "Company").

     The Committee shall have responsibility to oversee the Company's management and independent auditors in regard to corporate accounting and financial reporting. The Committee has the authority to conduct any investigation it deems appropriate, with full access to all books and records, facilities, personnel and outside advisors of the Company. The Committee is empowered to retain its own outside legal counsel, auditors or other experts in its discretion to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

ORGANIZATION

     The Committee shall consist of at least three directors. Each director appointed to the Committee shall:

          a) not be disqualified from being an "independent director" within the meaning of Rule 4200 of the NASD Manual, and shall have no relationship with the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment; and

          b) be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. If a director is not capable of understanding such fundamental financial statements, he or she must become able to do so within a reasonable period of time after appointment to the Committee.

     In particular, the Chairman of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the director's financial sophistication.

RESPONSIBILITIES

     The Committee recognizes that the preparation of the Company's financial statements and other financial information is the responsibility of the Company's management and that the auditing, or conducting limited reviews, of those financial statements and other financial information is the responsibility of the Company's independent auditors. The Committee's responsibility is to oversee the financial reporting process.

     The Company's management and its independent auditors, in the exercise of their responsibilities, acquire greater knowledge and more detailed information about the Company and its financial affairs than the members of the Committee. Consequently, the Committee is not responsible for providing any expert or other special assurance as to the Company's financial statements and other financial information or any professional certification as to the independent auditors' work, including without limitation their reports on, and limited reviews of, the Company's financial statements and other financial information.

     In carrying out its oversight responsibilities, the Committee shall:

          a) review and reassess the adequacy of the Audit Committee Charter annually;

          b) require that the independent auditors provide the Committee with a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1, and discuss with the independent auditors their independence;

          c) approve the retention of the independent auditors for any non-auditor service and the fee for such service, except for normal tax compliance and planning services and customary consulting (such as due diligence in connection with potential acquisitions);

          d) recommend to the Board guidelines for the Company's hiring at an officer level of employees of the independent auditors who were engaged on the Company's account;

          e) actively engage in a dialogue with the independent auditors regarding any disclosed relationships or services that may impact the objectivity and independence of the independent auditors;

          f) obtain reports from Company management with responsibility for financial and auditing matters and from the independent auditors that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Policy on Business Conduct, including disclosures of insider and affiliated party transactions;

          g) evaluate together with the Board the performance of the independent auditors and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis and, if so determined by the Committee, recommend that the Board replace the independent auditors;

          h) take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors;

          i) review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements;

          j) review the experience and qualifications of the senior members of the independent auditors' team and the quality control procedures of the independent auditor;

          k) review and consider the matters identified in Statement on Auditing Standards No. 61 with the independent auditors and management;

          l) review an analysis prepared by management and the independent auditors of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters;

          m) review with the independent auditors any problems or difficulties the independent auditors may have encountered and any management letter provided by the independent auditors and the Company's response to that letter, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to required information and any disagreements with management;

          n) meet on a regular basis with the Company's chief financial officer and the independent auditors;

          o) beginning with the audited financial statements of the Company for the fiscal year ending January 31, 2001, review and discuss the Company's audited financial statements that are to be included in the Company's Form 10-K with the independent auditors and management and determine whether to recommend to the Board of Directors that the financial statements be included in the Company's Form 10-K for filing with the Securities and Exchange Commission;

          p) review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies; and

          q) review with management and the independent auditors any matters identified by the independent auditors pursuant to Statement on Auditing Standards No. 71 regarding the Company's interim financial statements prior to the filing of such interim financial statements on the Company's Form 10-Q, including the results of the independent auditors' review of the interim financial statements.

     The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders. The Board and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and, if applicable, to nominate the independent auditors to be proposed for approval by the shareholders in any proxy statement.

                                                                      APPENDIX B

                                AMENDMENT NO. 1
                         TO THE VALUEVISION MEDIA, INC.
                            2001 OMNIBUS STOCK PLAN

     The ValueVision Media, Inc. 2001 Omnibus Stock Plan (the "Plan") is hereby amended as follows:

     1. References to "ValueVision International, Inc." in the title and Section 2.1(g) of the Plan are deleted and replaced with the words "ValueVision Media, Inc."

     2. Section 4(f) of the Plan is deleted in its entirety and replaced with the following provision:

          (f) The maximum number of Shares that may be awarded to a Participant in any calendar year in the form of Options, Stock Appreciation Rights, Restricted Stock or Performance Units is 500,000 per form of Award.

     3. Section 11.1(a) of the Plan is deleted in its entirety and replaced with the following provision:

          (a) An Award of Performance Units under the Plan shall entitle the Participant or a Successor or Transferee to future payments of cash, Shares or a combination of cash and Shares, as determined by the Committee, based upon the achievement of pre-established performance targets. These performance targets shall be based on targets selected by the Committee and consisting of one or any combination of two or more of the following performance measures: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance. The Agreement may establish that a portion of a Participant's Award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the Award. The Agreement shall also provide for the timing of the payment.

     4. Clause (ii) of Section 16 of the Plan is deleted in its entirety and replaced with the following language:

        "in the limitations on the number of Shares that may be issued to an individual Participant as an Option or a Stock Appreciation Right in any calendar year or that may be issued in the form of Restricted Stock, Shares or Performance Units without restrictions,"

     This Amendment No. 1 shall be effective as of the date of approval by the Company's shareholders.

                                                                      APPENDIX C

                            VALUEVISION MEDIA, INC.
                     2002 ANNUAL MANAGEMENT INCENTIVE PLAN

     1. PURPOSE. The purpose of the ValueVision Media, Inc. 2002 Annual Incentive Plan (the "Plan") is to provide incentives to the senior executives of ValueVision Media, Inc. (the "Company") and its subsidiaries to produce a superior return to the shareholders of the Company and to encourage such executives to remain in the employ of the Company and its subsidiaries. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the "Code").

     2. DEFINITIONS.

     2.1 The terms defined in this section are used (and capitalized) elsewhere in the Plan.

          a. "Award" means an award payable to a Participant pursuant to Section 4 hereof.

          b. "Board" means the Board of Directors of the Company.

          c. "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan.

          d. "Company" means ValueVision Media, Inc., a Minnesota corporation. For purposes of the provisions of this Plan relating to employment of a Participant with the Company, the term "Company" shall include any subsidiary of the Company, 50% or more of the voting stock of which is directly or indirectly owned by the Company.

          e. "Disability" means a medical condition that the Committee has determined renders a Participant unable to perform the normal duties of the Participant's position with the Company. The Committee may, in its sole discretion, obtain a medical opinion from a physician selected by the Committee before any determination of Disability is made.

          f. "Effective Date" means the date specified in Section 5.

          g. "Eligible Employee" means any key employee of the Company or a subsidiary thereof.

          h. "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

          i. "Performance Period" means the Company's fiscal year.

          j. "Retirement" means termination of employment (i) after attaining age 55 for a reason other than death or Disability, or (ii) with the approval of the Committee.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3. ADMINISTRATION.

     3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish rules to administer the Plan and to change such rules.

     3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

     4. AWARDS.

     4.1 ALLOCATION OF AWARDS. Within 90 days following the commencement of each Performance Period, the Committee may select such Eligible Employees as it deems appropriate for participation in the Plan. Eligible Employees selected for participation will be entitled to receive an award of bonus compensation based on the attainment of performance targets selected by the Committee and consisting of one or any combination of two or more of the following performance measures: earnings or earnings per share; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; economic value added; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; total shareholder return; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such targets may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance.

     4.2 ADJUSTMENTS. No Participant shall be entitled to receive an Award in any Performance Period in excess of $3,000,000. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, Disability, Retirement, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

     4.3 PAYMENT OF AWARDS. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance targets were attained and the Awards payable to Participants. Each Participant shall receive payment of all or a portion of the Participant's Award as soon as practicable following the determination in respect thereof made pursuant to this
Section 4.3. If a Participant's employment with the Company terminates by reason of Retirement, death or Disability, then any Award relating to the Performance Period in which the Participant's employment terminates and the unpaid portion of any Award relating to any prior Performance Period shall be paid as and to the extent provided in such procedures as may from time to time be approved by the Committee. If a Participant's employment with the Company terminates for any reason other than Retirement, death or Disability, then such Participant's Awards, including the unpaid portion of any Award relating to any prior Performance Period, shall be canceled and no payment will be made with respect thereto, unless otherwise provided by action of the Committee or pursuant to procedures as may from time to time be approved by the Committee.

     5. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective as of February 1, 2003; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than June 30, 2002. The Plan shall remain in effect until it has been terminated pursuant to
Section 8.

     6. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause.

     7. TAX WITHHOLDING. The Company shall have the right to withhold from payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

     8. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan and the terms and provisions of any Award theretofore awarded to any Participant which has not been paid. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

     9. UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan.

     10. OTHER BENEFIT AND COMPENSATION PROGRAMS. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines that an Award or portion of an Award should be included to accurately reflect competitive compensation practices or to recognize that an Award has been made in lieu of a portion of the competitive cash compensation.

     11. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Minnesota and construed accordingly.

                          VALUEVISION MEDIA, INC.

                     ANNUAL MEETING OF SHAREHOLDERS

                THURSDAY, JUNE 20, 2002 AT 9:00 A.M., CENTRAL TIME

RADISSON HOTEL SOUTH, 7800 NORMANDALE BOULEVARD, BLOOMINGTON, MINNESOTA









     VALUEVISION MEDIA, INC.
       6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                        PROXY
--------------------------------------------------------------------------------

                             COMMON STOCK PROXY CARD
                               COMMON STOCK PROXY

                             VALUEVISION MEDIA, INC.

               PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS THIS
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

         The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc. to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, on Thursday, June 20, 2002 at 9:00 a.m., central standard time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 4 and at their discretion on any other business as may properly come before the meeting.

         The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.

                      See reverse for voting instructions.

                                                                ----------------
                                                                 COMPANY #
                                                                 CONTROL #
                                                                ----------------

THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 11 a.m. (CT) on June 19, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

o   Follow the simple instructions the Voice provides you.


VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/VVTV/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on June 19, 2002.

o You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope or return it to ValueVision Media, Inc., c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.







      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                             - Please detach here -
--------------------------------------------------------------------------------



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of directors:   01 Gene McCaffery        03 Robert J. Korkowski
                             02 Marshall S. Geller    04 Paul D. Tosetti

             [ ] Vote FOR                 [ ] Vote WITHHELD
                 all nominees                 from all nominees
                 (except as marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY      ----------------------
INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE
NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)             ----------------------

2. Proposal to approve Amendment No. 1 to the ValueVision Media, Inc. 2001 Omnibus Stock Plan.

             For               Against             Abstain
             [ ]                 [ ]                 [ ]

3. Proposal to adopt the ValueVision Media, Inc. 2002 Annual Management Incentive Plan.

             For               Against             Abstain
             [ ]                 [ ]                 [ ]

4. Proposal to ratify Deloitte & Touche LLP as independent auditors for the current fiscal year.

             For               Against             Abstain
             [ ]                 [ ]                 [ ]


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address Change?Mark Box                 Date ___________________________________
Indicate changes below:  [ ]

                                    --------------------------------------------


                                    --------------------------------------------
                                    Signature(s) in Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, adminis-trators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

                          VALUEVISION MEDIA, INC.
                     ANNUAL MEETING OF SHAREHOLDERS

                THURSDAY, JUNE 20, 2002 AT 9:00 A.M., CENTRAL TIME

RADISSON HOTEL SOUTH, 7800 NORMANDALE BOULEVARD, BLOOMINGTON, MINNESOTA






    VALUEVISION MEDIA, INC.
     6740 SHADY OAK ROAD
EDEN PRAIRIE, MINNESOTA, 55344-3433                                      PROXY

                           PREFERRED STOCK PROXY CARD
                              PREFERRED STOCK PROXY

                             VALUEVISION MEDIA, INC.

               PROXY FOR 2002 ANNUAL MEETING OF SHAREHOLDERS THIS
             PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS.

     The undersigned, a shareholder of ValueVision Media, Inc., hereby appoints Gene McCaffery and Richard D. Barnes, and each of them, as proxies, with full power of substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote, at the Annual Meeting of Shareholders of ValueVision Media, Inc.
to be held at the Radisson Hotel South, 7800 Normandale Boulevard, Bloomington, Minnesota, on Thursday, June 20, 2002 at 9:00 a.m., central standard time, and at any and all adjournments thereof, with all the powers which the undersigned would possess if personally present, upon the matters set forth herein. When properly executed, this proxy will be voted on the proposals set forth herein as directed by the shareholder, but if no direction is made in the space provided, the proxies will vote FOR all nominees in Proposal 1, FOR Proposals 2, 3 and 4 and at their discretion on any other business as may properly come before the meeting.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the Meeting.



                      See reverse for voting instructions.

                             - Please detach here -



       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.

1.  Election of directors:    01 R.Brandon Burgess
                              02 John L.Flannery, Jr.

                [ ] Vote FOR                  [ ]  Vote WITHHELD
                    all nominees                   from all nominees
                    (except as marked)


(INSTRUCTIONS:TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

2. Proposal to approve Amendment No. 1 to the ValueVision Media, Inc. 2001 Omnibus Stock Plan.

                [ ] For         [ ] Against         [ ]   Abstain


3. Proposal to adopt the ValueVision Media, Inc. 2002 Annual Management Incentive Plan.

                [ ] For         [ ] Against         [ ]   Abstain

4. Proposal to ratify Deloitte &Touche LLP as independent auditors for the current fiscal year.

                [ ] For         [ ] Against         [ ]   Abstain


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

                                                 Date
                                                      -------------------------



Address Change?  Mark Box  [ ]
Indicate changes below:


                                                 ------------------------------

                                                 ------------------------------
                                                  Signature(s) in Box
                                                  Please sign exactly as your
                                                  name(s) appear on Proxy. If
                                                  held in joint tenancy, all
                                                  persons must sign. Trustees,
                                                  administrators, etc., should
                                                  include title and authority.
                                                  Corporations should provide
                                                  full name of corporation and
                                                  title of authorized officer
                                                  signing the proxy.